SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Magellan Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7 Custom House Street, 3rd Floor

Portland, Maine 04101

October 28, 2009

2009 ANNUAL MEETING OF SHAREHOLDERS

December 9, 2009

Dear Shareholder:

On behalf of the Board of Directors and the management of Magellan Petroleum Corporation (“Magellan”), we are pleased to invite you to attend the 2009 Annual Meeting of Shareholders to be held on December 9, 2009 at 1:00 P.M., local time at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827 (telephone: (407) 825-1234). The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted on at the meeting. At the Annual Meeting, you will be asked to vote on the election of two directors and the other matter set forth in the attached proxy materials. As in the past, members of management will review with you the Company’s results and will be available to respond to questions during the meeting.

While we are aware that most of our shareholders are unable personally to attend the Annual Meeting, proxies are solicited so that each shareholder has an opportunity to vote on all matters to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

YOUR VOTE IS IMPORTANT

This year, the meeting will be held in Orlando, Florida. Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed Magellan proxy card or voting instruction form as promptly as possible, or to vote by telephone or Internet, to ensure your representation at the Annual Meeting. Telephone and Internet voting is available by following the instructions provided on the enclosed Magellan proxy card or voting instruction form.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DONALD V. BASSO AND ROBERT J. MOLLAH, AND “FOR” PROPOSAL 2 ON MAGELLAN’S ENCLOSED PROXY CARD. If your shares are held of record by a bank or broker, please vote the instruction form provided to you by or on behalf of the bank or broker.

PLEASE VOTE PROMPTLY ON MAGELLAN’S ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND RETURN IT TO US OR YOUR BANK OR BROKER PROMPTLY. We thank you for your support of Magellan.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Walter McCann	William H. Hastings
Chairman of the Board	President and Chief Executive Officer

7 Custom House Street, 3rd Floor

Portland, Maine 04101

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

December 9, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders of Magellan Petroleum Corporation, a Delaware Corporation (the “Company”), will be held on December 9, 2009 at 1:00 P.M., local time at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827 (telephone: (407) 825-1234) for the following purposes:

1.	To elect two (2) directors of the Company;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2010; and

3.	To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

For directions to the Annual Meeting, please visit: http://orlandoairport.hyatt.com or call (407) 825-1234. This notice and proxy statement and the enclosed form of proxy are being sent to shareholders of record at the close of business on October 26, 2009 to enable such shareholders to state their instructions with respect to the voting of the shares. Proxies should be returned to American Stock Transfer & Trust Company, the Company’s Transfer Agent, in the reply envelope enclosed.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 9, 2009.

The SEC has adopted new rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC’s full set delivery option, and therefore, although we are posting this proxy statement online, we are also mailing a full set of our proxy materials to our shareholders. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. Magellan’s Proxy Statement for the 2009 Annual Meeting of Shareholders and Magellan’s Annual Report to Shareholders for the fiscal year ended June 30, 2009 are available at: www.amstock.com/proxyservices/viewmaterial.asp?conumber=04056.

By Order of the Board of Directors,

EDWARD B. WHITTEMORE

Secretary

Dated: October 28, 2009

-i-

7 Custom House Street, 3rd Floor

Portland, Maine 04101

2009 ANNUAL MEETING PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to shareholders of Magellan Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on December 9, 2009 at 1:00 P.M., local time at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827 (telephone: (407) 825-1234) and at any adjournments or postponements thereof. The notice of meeting, proxy statement, and proxy are first being mailed to shareholders on or about October 28, 2009. The proxy may be revoked at any time before it is voted by (i) so notifying the Company in writing; (ii) signing and dating a new and different proxy card of a later date; or (iii) voting your shares in person or by your duly appointed agent at the meeting.

The persons named in the enclosed form of proxy will vote the shares of Common Stock represented by said proxy in accordance with the specifications made by means of a ballot provided in the proxy, and will vote the shares in their discretion on any other matters properly coming before the meeting or any adjournment or postponement thereof. The Board of Directors knows of no matters which will be presented for consideration at the meeting other than those matters referred to in this proxy statement.

The record date for the determination of shareholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on October 26, 2009. On that date, there were 51,910,977 outstanding shares of Common Stock of the Company, par value $.01 per share (“Common Stock”). On October 26, 2009, there were 1,759,327 shares of our Common Stock outstanding in the form of CHESS depositary interests (or “CDIs”) listed and traded on the Australian Stock Exchange. Each outstanding share of Common Stock is entitled to one vote.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2009 Annual Meeting

The U.S. Securities and Exchange Commission, or SEC, has adopted new e-proxy rules that require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report for the fiscal year ended June 30, 2009) online, we are also mailing a full set of our proxy materials to our shareholders by mail. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. We believe that mailing a full set of proxy materials will help ensure that a majority of our outstanding common stock is present in person or represented by proxy at our meeting. We also hope to help maximize shareholder participation. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our shareholders in the future.

The Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2009 are available at: www.amstock.com/proxyservices/viewmaterial.asp?conumber=04056.

We are mailing a full set of our printed proxy materials to shareholders of record on or about October 28, 2009. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on a Web site referred to above. These proxy materials will be available free of charge.

VOTES REQUIRED FOR APPROVAL

Votes Required

Each outstanding share of Common Stock is entitled to one vote on each of Proposals One and Two.

Approval of Proposal One – the election of two directors – requires the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter and the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists. However, if no one candidate for one or more directorships receives the affirmative vote of a majority of both the shares voted and of the shareholders present in person or by proxy at the Annual Meeting and voting thereon, then each candidate who receives the majority in number of the shareholders present in person or by proxy and voting at the Annual Meeting thereon shall be elected.

Approval of Proposal Two – ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010 – will require the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter and the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Discretionary Voting

If you are a beneficial owner of our Common Stock, the Company believes that your brokerage firm will be permitted under governing NYSE rules to vote your shares in their discretion on the following matters to be presented at the Annual Meeting:

•	Proposal One – the election of two Directors; and

•	Proposal Two – the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010;

even if the record holder does not receive voting instructions from you. See “Abstentions and Broker Non-Votes” below.

Quorum Required; Abstentions and Broker “Non-Votes”

The holders of thirty-three and one third percent (33 1/3%) of the total number of shares entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. Under the Delaware General Corporation Law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that proposal and has not received voting instructions on the proposal from the beneficial owner. In counting the number of shares voted, broker non-votes and abstentions will not be counted and will have no effect. In counting the number of shareholders voting, (i) broker non-votes will have no effect and (ii) abstentions will have the same effect as a negative vote or, in the case of the election of directors, as a vote not cast in favor of the nominee.

Provisions of the Company’s Restated Certificate of Incorporation

Under our Amended and Restated By-Laws, each outstanding share of Common Stock is entitled to one vote. Article Twelfth of the Company’s Restated Certificate of Incorporation provides that:

“Any matter to be voted upon at any meeting of stockholders must be approved, not only by a majority of the shares voted at such meeting (or such greater number of shares as would otherwise be required by law or this Certificate of Incorporation), but also by a majority of the stockholders present in person or by proxy and entitled to vote thereon; provided, however, except and only in the case of the election of directors, if no candidate for one or more directorships receives both such majorities, and any vacancies remain to be filled, each person who receives the majority in number of the stockholders present in person or by proxy and voting thereon shall be elected to fill such vacancies by virtue of having received such majority. When shares are held by members or stockholders of another company, association or similar entity and such persons act in concert, or when shares are held by or for a group of stockholders whose members act in concert by virtue of any contract, agreement or understanding, such persons shall be deemed to be one stockholder for the purposes of this Article.”

By authorization of the Company’s shareholders on May 27, 2009, the Company has filed amendments with the Delaware Secretary of State to remove this provision from our Restated Certificate of Incorporation effective December 31, 2009, which will have the effect of adopting one-share, one-vote for all matters for which shareholders are required or permitted to vote under the Delaware General Corporation Law.

The Company may require brokers, banks and other nominees holding shares for beneficial owners to furnish information with respect to such beneficial owners for the purpose of applying the last sentence of Article Twelfth.

Only shareholders of record are entitled to vote; beneficial owners of our Common Stock whose shares are held by brokers, banks and other nominees (such as persons who own shares in “street name”) are not entitled to a vote for purposes of applying the provision relating to the vote of a majority of shareholders. Each shareholder of record is considered to be one shareholder, regardless of the number of persons who might have a beneficial interest in the shares held by such shareholder. For example, assume XYZ broker is the shareholder of record for ten persons who each beneficially own 100 shares of the Company, eight of these beneficial owners direct XYZ to vote in favor of a proposal and two direct XYZ to vote against the proposal. For purposes of determining the vote of the majority of shares, 800 shares would be counted in favor of the proposal and 200 shares against the proposal. For purposes of determining the vote of a majority of shareholders, one shareholder would be counted as voting in favor of the proposal.

PROPOSAL 1

ELECTION OF TWO DIRECTORS

In accordance with the Company’s By-Laws, two directors are to be elected to hold office for a term of three years, expiring with the 2012 Annual Meeting of Shareholders. The Company’s By-Laws provide for three classes of directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified. The nominees, Donald V. Basso and Robert J. Mollah, are currently serving as directors of the Company. Messrs. Basso and Mollah have consented to being named in this proxy statement and will serve as directors, if elected.

Approval of Proposal One – the election of two directors – requires the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter and the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists. However, if no one candidate for one or more directorships receives the affirmative vote of a majority of both the shares voted and of the shareholders present in person or by proxy at the Annual Meeting and voting thereon, then each candidate who receives the majority in number of the shareholders present in person or by proxy and voting at the Annual Meeting thereon shall be elected. The persons named in the accompanying proxy will vote properly executed proxies for the election of the persons named above, unless authority to vote for either or both nominees is withheld.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ELECT DONALD V. BASSO AND ROBERT J. MOLLAH, ON THE COMPANY’S PROXY CARD OR VOTING INSTRUCTION FORM.

Background Information About Our Nominees and the Directors

The following table sets forth certain information about the Company’s nominee for director and each director whose term of office continues beyond the 2009 Annual Meeting. The information presented includes, with respect to each such person, his business history for at least the past five years; his age as of the date of this proxy statement; his other directorships, if any; his other positions with the Company, if any; and the year during which he first became a director of the Company.

Director nominees to hold office each with a term expiring at the 2012 Annual Meeting:

Name	Director Since	Other Offices Held with Company	Age and Business Experience*
Donald V. Basso	2000	Member of the Audit and Compensation Committees, Director of Magellan Petroleum Australia Limited, our wholly owned subsidiary (“MPAL”)	Mr. Donald V. Basso was elected a director of the Company in 2000 and a director of MPAL in July 2006. Mr. Basso served as a consultant and Exploration Manager for Canada Southern Petroleum Ltd. from October 1997 to May 2000. He also served as a consultant to Ranger Oil & Gas Ltd. during 1997. From 1987 to 1997, Mr. Basso served as Exploration Manager for Guard Resources Ltd. Mr. Basso has over 40 years experience in the oil and gas business in the United States, Canada and the Middle East. Age 72.

Robert J. Mollah	2006	Chairman of the Board of Directors of MPAL	Mr. Robert Mollah was elected a director of the Company on September 5, 2006. Mr. Mollah has been a director of MPAL since November 2003 and was elected to serve as Chairman of the MPAL Board of Directors in September 2006. Mr. Mollah is a geophysicist with broad petroleum exploration experience, both within Australia and internationally. From 1995 until 2003, Mr. Mollah was the Australian Executive Director of the Timor Gap Joint Authority which covered the administration of petroleum exploration and production activities in the Timor Sea Joint Development Zone between Australia and Indonesia/East Timor. Prior to 1995, he served as a Petroleum Explorationist and Manager with broad experience in the oil and gas business in Australia and Asia. Age 68.
Directors continuing in office with terms expiring at the 2010 Annual Meeting:
Name	Director Since	Other Offices Held with Company	Age and Business Experience
Ronald P. Pettirossi	1997	Chairman of the Audit Committee, member of the Compensation Committee, Director of MPAL	Mr. Pettirossi has been President of ER Ltd., a consulting company since 1995. Mr. Pettirossi has been a director of MPAL since August 2004. Mr. Pettirossi is a former audit partner of Ernst & Young LLP and worked with public and privately held companies for 31 years. Age 66.

Directors continuing in office with terms expiring at the 2010 Annual Meeting:

Name	Director Since	Other Offices Held with Company	Age and Business Experience
Walter McCann	1983	Chairman of the Board, member of the Audit and Compensation (Chairman) Committees, Director of MPAL	Mr. Walter McCann, a former business school dean, was the President of Richmond, the American International University, located in London, England, from January 1993 until September 2002. From 1985 to 1992, he was President of Athens College in Athens, Greece. Mr. McCann has been a director of MPAL since 1997. He is a retired member of the Bar in Massachusetts. Age 72.
Directors continuing in office with terms expiring at the 2011 Annual Meeting:
Name	Director Since	Other Offices Held with Company	Age and Business Experience
William H. Hastings	2008	President and Chief Executive Officer, Director of MPAL	Mr. Hastings was appointed the Company’s President and Chief Executive Officer on December 11, 2008 and was also elected as a Class II director of the Company on that date. Mr. Hastings was also appointed as an MPAL director effective December 19, 2008. From 2007 until December 2008, Mr. Hastings was Principal in Nova Atlantic LLC. During this period, he was involved with the development of stranded gas fields worldwide, with Floating LNG liquefaction concepts and with Methanol processing and also advised Methanex Corp. on natural gas supply issues. Mr. Hastings’ principal occupation for the period from 1998 to early 2007 involved executive roles within business development and new ventures within Marathon Oil Corporation, an integrated energy company based in Houston, TX. Mr. Hastings was based in London, England for the majority of this period. Mr. Hastings also held various leadership and directorship roles within Marathon entities including; Marathon Oil U.K., Marathon Oil North Sea, Marathon Int’l Petroleum, Marathon Int’l Petroleum (Great Britain), and Marathon LNG Marketing LLC. During 1998 to 2003, Mr. Hastings managed overseas business development for Marathon Oil within Europe, and within Africa. He was involved with transactions, initial strategy, development, and events leading up to the initiation of the Alvheim, Volund, Vilje project complex held by Marathon Petroleum Norway. He was also involved in strategy formulation and commercial events leading to the acquisition of

Directors continuing in office with terms expiring at the 2011 Annual Meeting:

Name	Director Since	Other Offices Held with Company	Age and Business Experience
			Marathon assets now further developed and known as Equatorial Guinea LNG. During 1996-98, Mr. Hastings held executive and development roles within Marathon U.S. subsidiaries; Marathon Pipeline LLC, Nautilus Pipeline LLC, and Manta Ray Offshore LLC. In these roles, he was instrumental in the development of that latter two pipelines and the associated natural gas processing complexes in Garden City, Louisiana. In the early 1990s, Mr. Hastings played a leadership role in various well connection/new compressor station construction efforts for stranded gas within the Western United States. Mr. Hastings is a 1977 graduate of Purdue University, with a B.S. in Industrial Management and also received an M.B.A. in managerial finance in 1980 from Indiana University. Age 54.

J. Thomas Wilson	2009	Consultant	Mr. Wilson is First Vice President, Young Energy Prize S.A. (YEP), the Company’s strategic investor since July 2009. He is a veteran in the energy sector with a strong geology and business development background. Mr. Wilson worked actively, assisting Mr. Bogachev, in building value for the Khantiy Mantsisk Oil Company (KMOC) in Moscow. This work was done in partnership with Enterprise Oil (now Shell) and Marathon Oil. Mr. Wilson was also actively involved with developing Tambeyneftegas, possibly the first Russian LNG liquefaction project, ultimately sold to Gazprom. Earlier, he was a principal in development of new projects for Andeman International in Denver, led new international strategy and development for Apache Corporation there, and was a Project Manager for Shell Oil. Age 57.

Nikolay V. Bogachev	2009	None	Mr. Bogachev serves as Chairman of the Board and Chief Executive Officer of YEP, which he founded in 2007. During the period 2004-2007, Mr. Bogachev was the Chairman and CEO of two related natural gas companies located in Russia, JSC Tambeyneftegas and JSC Yamal LNG. He has been actively involved in the restructuring and financing of companies in the energy sector. He developed KMOC, which was purchased by Marathon Oil Company. He was the developer of

Directors continuing in office with terms expiring at the 2011 Annual Meeting:

Name	Director Since	Other Offices Held with Company	Age and Business Experience
Tambeyskoye, a major gas field located in Northwest Siberia, which was purchased by Gazprom-affiliated companies. He has partnered with major oil companies (Repsol YPF, Shell and Petro-Canada) and has broad experience in the Middle East and Africa. Age 56.

*	All of the named companies are engaged in oil, gas or mineral exploration and/or development, except where noted.

Officers are elected annually and serve at the pleasure of the Board of Directors. No family relationships exist between any of the Company’s directors or officers.

Director Compensation

The Table below sets forth the compensation paid by us and by Magellan Petroleum Australia Limited (MPAL), our wholly-owned subsidiary located in Brisbane, Australia, to our directors during the fiscal year ended June 30, 2009.

Company Board Fees – fiscal year 2009 (all amounts shown are in U.S. Dollars ($))

Name	Fees Earned or Paid in Cash (1)(8)	All Other Compensation (9)	Total ($)
Donald V. Basso	$67,493	$0	$67,493

Nikolay V. Bogachev (2)	$0	$0	$0

William H. Hastings (3)	$0	$0	$0

Timothy L. Largay (4)	$40,620	$3,000	$43,620

Walter McCann (5)	$94,137	$6,000	$100,137

Robert J. Mollah (6)	$85,237	$10,072	$95,309

Ronald P. Pettirossi (7)	$76,637	$5,988	$82,625

J. Thomas Wilson (2)	$0	$0	$0

(1)           Messrs. Basso, McCann, Mollah and Pettirossi each received a director’s fee of $40,000 from the Company for their board service during fiscal year 2009. Mr. Largay received total compensation of $23,000 for his partial board service during fiscal year 2009, which ended on December 11, 2008.

(2)           The election of Messrs. Bogachev and Wilson to our Board became effective on July 9, 2009, in connection with the completion of YEP’s strategic investment in the Company, see “Certain Relationships and Related Person Transactions – YEP Strategic Investment”. Mr. Bogachev is the President and CEO and also an equity owner of YEP. Mr. Wilson is an officer of YEP.

(3)           As President and CEO of the Company, Mr. Hastings is not paid directors’ fees by the Company or MPAL.

(4)           Mr. Largay retired from the Board of Directors on December 11, 2008.

(5)           Mr. McCann received a fee of $15,000 for serving as Chairman of the Board of the Company during fiscal year 2009. Mr. McCann received no additional compensation for service as Chair of the Compensation Committee during fiscal year 2009.

(6)           As described in note (8), Mr. Mollah received a fee of $45,237 (or A$60,550) for service as an MPAL director and as Chairman of MPAL’s Board of Directors during fiscal year 2009. In addition, MPAL paid $4,072 (or A$5,450) for Mr. Mollah’s benefit to a superannuation fund in Australia selected by Mr. Mollah, which is similar to an individual retirement plan account. For purposes of this note, all A.$ amounts referenced were converted into U.S. dollars using an exchange rate of 1 Aus. dollar = $.7471 which was the average of the daily Aus.$/U.S.$ exchange rates for the fiscal year ended June 30, 2009.

(7)           Mr. Pettirossi received an additional fee of $7,500 for serving as Chairman of the Audit Committee during fiscal year 2009.

(8)           Each of the directors was paid, consistent with prior years, a portion of their fees directly by MPAL for their service on the MPAL Board of Directors during fiscal year 2009. In addition, Messrs. McCann and Pettirossi also served on the MPAL Audit Committee during fiscal year 2009. All Aus. $ amounts shown in the table below have been included in the table above after having been converted to U.S. Dollars ($) using the exchange rate noted above in footnote (6). Mr. Hastings was appointed as a director of MPAL effective December 19, 2008.

MPAL Board Fees – fiscal year 2009 (all amounts shown are in Aus. $)

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Donald V. Basso	$36,800	$0	$36,800

William H. Hastings	$0	$0	$0

Timothy L. Largay	$27,600	$0	$27,600

Walter McCann	$39,000	$0	$39,000

Robert J. Mollah	$60,550	$5,450	$66,000

Ronald P. Pettirossi	$39,000	$0	$39,000

(9)                 Under the Company’s medical reimbursement plan for all outside directors, the Company reimbursed certain directors the cost of their medical premiums, up to $500 per month (increased on July 1, 2009 to $750 per month). During fiscal year 2009, the aggregate cost of this reimbursement plan was $20,988.

Adoption of the Directors’ Compensation Policy and Share Ownership Guidelines

At a meeting of the Board held on May 27, 2009, the Board adopted a revised compensation policy for the non-employee directors of the Board. The changes reflect the results of the Committee’s compensation study undertaken in 2008. The new compensation amounts for the Company’s non-employee directors are set forth in the table below, and became effective as of July 1, 2009.

Compensation Type	Prior Amount	New Amount
Annual Board Member Cash Retainer	$40,000	$35,000
Annual Stock Award	$0	$35,000	(1)
Chairman of the Board, cash fee	$15,000	$25,000
Chairman of the Audit Committee, cash fee	$7,500	$16,000
Chairman of the Compensation Committee, cash fee	$0	$8,000	(2)
Member of the Audit Committee, cash fee	$0	$10,000
Member of the Compensation Committee, cash fee	$0	$8,000

(1)

The Board approved a policy whereby each non-employee director may receive an award of shares of Common Stock under Section 9 of the Magellan Petroleum Corporation’s 1998 Stock Incentive Plan (the “Stock Incentive Plan”) with a value equal to $35,000, with the determination of the exact number of shares to be made on July 1st each year. The number of shares for each director award pursuant to such Section 9, however, will be subject to a maximum annual cap of 15,000 shares. Any difference between the value of the equity award shares and $35,000 will be added back to the amount of the Board member cash retainer paid each year. Each year, directors will be permitted to sell up to 25% of the awarded shares to meet tax obligations.

(2)	On May 27, 2009, the Board approved the payment of an annual retainer of $8,000 to the Chair of the Compensation Committee. On July 20, 2009, the Board approved an increase of $2,000 (for a total of $10,000) to the annual retainer paid to the Chair of the Compensation Committee.

Under the Company’s medical reimbursement plan for all non-employee directors, the Company reimburses certain directors the cost of their medical premiums, up to $500 per month (or $6,000 per year). During fiscal year 2009, the cost of this reimbursement plan was $20,988. The Board authorized the increase of this reimbursement amount to $750 per month (or $9,000 per year), effective as of July 1, 2009.

MPAL Board Fees

Effective July 1, 2009, except for the MPAL Chairman, the MPAL Board of Directors approved a 25% reduction of the annual Board retainer paid to the non-employee directors of the Company who also serve on the MPAL Board of Directors.

Share Ownership Guidelines

In conjunction with the revised compensation policy for non-employee directors, the Board also adopted share ownership guidelines for the non-employee directors. Under the guidelines, each non-employee director will be required to own a minimum of 100,000 shares of the Company’s Common Stock. For current directors and the YEP director designees, the guidelines must be satisfied by July 1, 2013. Shares purchased in the open market and shares received by directors as annual equity awards under Section 9 of the Stock Incentive Plan may be credited to the satisfaction of the ownership guideline.

CORPORATE GOVERNANCE

Director Independence

The Company’s Common Stock is listed on the NASDAQ Capital Market under the trading symbol “MPET”. NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards. Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company.

The Board has made its annual determination, concluding that each of Messrs. McCann, Pettirossi, Bogachev and our director nominees, Messrs. Basso and Mollah, are “independent” for purposes of Nasdaq listing standards, and that each of the three members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. In addition, the Board has previously determined that Mr. Largay qualified as an independent director until his resignation from the Board on December 11, 2008. The Board has also determined that: (a) Mr. Hastings may not, in light of his service as the Company’s President and CEO, be considered an “independent director” under Nasdaq listing standards; and (b) Mr. Wilson may not, in light of his February 2, 2009 award of 387,500 stock options and his July 9, 2009 consulting agreement with the Company, be considered an “independent director” under Nasdaq listing standards. The Board based these determinations primarily on a review of Company records and the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business.

Standards of Conduct and Business Ethics

The Company has previously adopted Standards of Conduct for the Company (the “Standards”). The Board amended the Standards in August 2004. A copy of the Standards was filed as Exhibit 14 to the Company’s Form 10-K for the fiscal year ended June 30, 2006. Under the Standards, all directors, officers and employees (“Employees”) must demonstrate a commitment to ethical business practices and behavior in all business relationships, both within and outside of the Company. All Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the Company’s business. Any waivers of or changes to the Standards must be approved by the Board and appropriately disclosed under applicable law and regulation.

The Company’s Standards are available on the Company’s website at www.magellanpetroleum.com, under the heading “Corporate Governance”. It is our intention to provide disclosure regarding waivers of or amendments to the policy by posting such waivers or amendments to the website in the manner provided by applicable law.

Board Committees

The standing committees of the Board are the Audit Committee, which is comprised of Messrs. Basso, McCann and Pettirossi, (Chairman) and the Compensation Committee, which is comprised of Mr. McCann (Chairman), Mr. Basso and Mr. Pettirossi. There is no standing Nominating Committee of the Board. However, the Board is considering forming a standing Nominating and Corporate Governance Committee of the Board, in light of currently prevailing governance standards and the recent increase in the size of the Board to seven (7) members. Due to the small size of the Board, during the fiscal year ended June 30, 2009, the full Board performed the functions of a Nominating Committee. During his service on the Board of Directors, Mr. Largay did not serve on any of the Board’s standing Committees. William H. Hastings serves as the Company’s President and CEO, and accordingly, does not serve on any committees of the Board. Sixteen (16) meetings of the Board of Directors, six (6) meetings of the Audit Committee and seven (7) meetings of the Compensation Committee were held during the fiscal year ended June 30, 2009. During the fiscal year ended June 30, 2009, no director attended less than 90% of the aggregate number of meetings held by the Board and the committees on which he served.

The election of Messrs. Bogachev and Wilson to our Board became effective on July 9, 2009, in connection with the completion of YEP’s strategic investment in the Company. They therefore did not serve on any committees of the Board during the fiscal year ended June 30, 2009. Though not currently a member of any of the standing committee of the Board, pursuant to YEP’s Securities Purchase Agreement with the Company dated as of February 9, 2009, as amended, both Mr. Bogachev and Mr. Wilson may in the future elect to be designated as members of the Board’s Audit Committee and Compensation Committee, respectively, provided that each of them, respectively, satisfies all established requirements for membership on these two Committees.

Audit Committee

The Company’s Board of Directors maintains an Audit Committee that is currently composed of the following directors: Messrs. Basso, McCann and Pettirossi (Chairman). The functions of the Audit Committee are set forth in its written charter which was most recently amended in July 2004 and which was attached as Appendix A to the Company’s Proxy Statement for its 2004 Annual Meeting. The Charter is also posted on the Company’s web site, www.magellanpetroleum.com, under the heading “Corporate Governance”. The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities.

The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the U.S. Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, Inc. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and that Mr. Pettirossi is an audit committee financial expert, as such term is defined under SEC regulations, by virtue of having the following attributes through relevant education and/or experience:

(1) an understanding of generally accepted accounting principles and financial statements;

(2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(4) an understanding of internal controls and procedures for financial reporting; and

(5) an understanding of audit committee functions.

Compensation Committee

The Compensation Committee is comprised of Mr. McCann (Chairman), Mr. Basso and Mr. Pettirossi. The functions of the Compensation Committee are set forth in its written charter, which was adopted by the Board of Directors on May 27, 2009, and was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which was filed on June 2, 2009. The Charter is also posted on the Company’s web site, www.magellanpetroleum.com, under the heading “Corporate Governance”.

Under its Charter, the Compensation Committee is responsible for assisting the Board in overseeing the Company’s management compensation policies and practices, including: (i) determining and recommending to the Board for its approval the compensation of Mr. Hastings, our President and CEO, and the Company’s other executive officers; (ii) reviewing and recommending to the Board for its approval management incentive compensation policies and programs, and exercising discretion in the administration of such programs; and (iii) reviewing and recommending to the Board for its approval equity compensation programs for directors, officers, employees and consultants, and exercising discretion in the administration of such programs, including the Stock Incentive Plan. As more fully described under the heading “Compensation Discussion & Analysis” below, the Company’s executive officers referenced herein include Mr. Hastings, our President and CEO, Mr. Daniel J. Samela, our Chief Financial and Accounting Officer, and Dr. T. Gwynn Davies, who served as General Manager and Chief Executive Officer of MPAL through July 31, 2009 (collectively, the “Named Executive Officers” or “NEOs”).

The Board, acting upon recommendations of the Compensation Committee, is ultimately responsible for determining the types and amounts of compensation paid to the Company’s named executive officers. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to an executive officer’s compensation levels is warranted, in light of the attainment of these performance objectives. The Compensation Committee has the authority to retain outside consultants to assist the Committee in performing its responsibilities under its Charter.

During the fiscal year ended June 30, 2009, neither Mr. Hastings, Mr. Samela nor Dr. Davies, as our NEOs, determined or approved any element or component of his own respective base salary or any other aspects of his respective compensation. Mr. Hastings, our President and CEO, may participate in the current and future fiscal years in recommending the amount or form of compensation to be paid to the Company’s executive officers who report to him.

Communications with Directors

Any shareholder wishing to communicate with the Board generally, Mr. Walter McCann, Chairman of the Board, or another Board member, may do so by contacting the Company’s Secretary at the address, telephone number, facsimile or e-mail address listed below:

Magellan Petroleum Corporation

7 Custom House Street, 3rd Floor

Portland, Maine 04101

Attention: Edward B. Whittemore, Secretary

telephone: (860) 293-2006

facsimile: (860) 293-2349

electronic mail: info@magellanpetroleum.com

All communications will be forwarded to the Board, Mr. McCann, or another Board member, as applicable. The Corporate Secretary has been authorized by the Board of Directors to screen frivolous or unlawful communications or commercial advertisements.

Director Attendance at Annual Meetings

All directors attended the 2008 Annual Meeting of Shareholders. All current directors are expected, but not required, to attend the 2009 Annual Meeting of Shareholders.

The Board Nomination Process

Due to its small size, the Board does not maintain a standing Nominating Committee. Accordingly, the full Board acted as a Nominating Committee during the fiscal year ended June 30, 2009. The Committee identifies director nominees based primarily on recommendations from management, Board members, shareholders, and other sources. The Board identifies nominees who possess qualities such as personal and professional integrity, sound business judgment, and petroleum industry or financial expertise. The Board also considers age and diversity (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics) in making their selections for nominees to the Board.

The Company requires that a majority of the directors meet the criteria for independence required under applicable laws and regulations. Accordingly, the Board considers the independence standards as part of its process in evaluating director nominees. In accordance with these standards, a director must be determined by the Board to be free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Finally, the Board also evaluates other factors that they may deem are in the best interests of the Company and its shareholders. The Board does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Although the Board has not adopted a written policy with regard to the consideration of any director candidates recommended to the Board by shareholders, all candidates submitted by shareholders or a shareholder group will be reviewed and considered in the same manner as all other candidates. Shareholders who wish to recommend a prospective director nominee for consideration by the Board must notify the Corporate Secretary in writing at the Company’s offices at 7 Custom House Street, 3rd Floor, Portland, Maine 04101 no later than September 10, 2010. The Corporate Secretary will pass all such shareholder recommendations on to the Board for its consideration. Any such recommendation should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Board to make an initial determination as to whether the nominee satisfies the Board membership criteria set forth above. A shareholder or shareholder group that nominates a candidate for the Board will be informed of the status of his/her recommendation after it is considered by the Board. No shareholder nominations were received by the Board during the Company’s fiscal year ended June 30, 2009, except for on September 11, 2008, ANS Investments LLC (“ANS”) notified the Company of its intention to nominate Jonah Meer, the founder and Chief Executive Officer of ANS, for election to the Company’s Board of Directors at the 2008 Annual Meeting (ANS and Mr. Meer together, the “ANS Parties”). On that date, ANS and Mr. Meer also sent the Company an additional demand letter under Section 220 of the Delaware General Corporation Law (“DGCL”) and a letter pursuant to Rule 14a-7 of the federal proxy rules. On January 8, 2009, ANS again notified the Company of its intention to nominate Mr. Meer and bring certain related proposals before the Annual Meeting. On January 9, 2009, ANS and Mr. Meer indicated their intent to deliver proxy materials to some or all of the Company’s shareholders. Under the terms of the April 3, 2009 Settlement Agreement, the ANS Parties irrevocably withdrew both the nomination of Mr. Meer as a director candidate and their other proposals, as well as their related advance notices previously provided to the Company’s Secretary under the Company’s Amended and Restated Bylaws.

If a shareholder wishes to nominate a candidate for election to the Board at the 2010 Annual Meeting of Shareholders, he or she must follow the rules contained in Article II, Section 2.2 of the Company’s Bylaws, described below under the heading “Shareholder Proposals.”

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on copies of forms received by it, or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during the fiscal year ended June 30, 2009, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except that Mr. Hastings filed a Form 4 on June 10, 2009 to report his beneficial ownership of non-qualified stock options previously awarded to him on December 11, 2008, following the approval on May 27, 2009 by the Company’s shareholders of the amendment and restatement of the Company’s Stock Incentive Plan.

Certain Relationships and Related Person Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid conflicts of interest and related person transactions. The Company has adopted Standards of Conduct, a copy of which is located on the Company’s website, www.magellanpetroleum.com, under the heading “Corporate Governance”, which addresses conflicts of interest and related person transaction matters. It is the Company’s policy for the Board to review and approve any related person transactions involving members of the Board and executive officers. In addition, annually, the Corporate Secretary obtains responses of the Directors and executive officers to questions regarding the employment of family and other relationships to assist the Board with its review of these matters. Based on these reviews, the Board has determined that other than as set forth below, the Company did not engage in any transactions with related persons during the fiscal year ended June 30, 2009 or up to the date of this proxy statement which would require disclosure under Item 404 of Regulation S-K.

YEP Strategic Investment

As previously disclosed in a current report filed on February 10, 2009, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated February 9, 2009, with YEP under which the Company agreed to sell, and YEP agreed to purchase, 8,695,652 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $1.15 per share, or an aggregate of $10,000,000. On April 3, 2009, the Company and YEP amended the Purchase Agreement to, among other things, extend the outside termination date for the closing of YEP’s equity investment from April 30, 2009 to June 30, 2009, in order to complete the YEP equity investment transaction. On June 30, 2009, the Company and YEP agreed to further amend the Purchase Agreement (the “Second Amendment”). Under the Second Amendment, YEP was obligated to initiate a wire transfer of the purchase price for the Shares to an account designated by the Company no later than July 8, 2009. Also, at the request of YEP, the Company and YEP agreed to extend the termination date under the Purchase Agreement for an additional two (2) week period. On July 9, 2009, the Company and YEP completed the issuance and sale of the Shares to YEP. The Company received gross proceeds of $10 million, to be used for general corporate and working capital purposes.

On July 9, 2009, the Company also executed and delivered to YEP a Warrant Agreement entitling YEP to purchase an additional 4,347,826 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $1.20 per Warrant Share. The Warrant Agreement has a term of five years and contains customary anti-dilution provisions and other adjustments that may have the effect of reducing the warrant exercise price and/or increasing the number of Warrant Shares. In addition, the Warrant Agreement contains a “minimum price” adjustment provision that will be triggered if, at any time during the five-year term, the Company sells or otherwise issues additional shares of its Common Stock (or options, warrants or other convertible securities related to its Common Stock) for a consideration per share of less than $1.15, then the Company must reduce the warrant exercise price and/or increase the number of Warrant Shares; provided, however, that certain issuances of stock, options or convertible securities by the Company are deemed “excluded issuances” which will not trigger the adjustments. The Warrant Agreement also contains a “net issuance exercise” provision, which permits YEP to exercise its Warrant and acquire some or all of the Warrant Shares, and pay the related warrant exercise price to the Company by delivering a “net issue election notice.” The Company would deduct from the Warrant Shares delivered to YEP, that number of Warrant Shares having a market value equal to the aggregate exercise price owed to the Company. Under the First Amendment to the Purchase Agreement, the exercise price payable by YEP for the Warrant Shares was subsequently reduced to $1.15 per share on July 30, 2009 upon completion of YEP’s purchase of the ANS Shares from the ANS Parties (as defined in the First Amendment).

On July 9, 2009, the Company and YEP entered into a Registration Rights Agreement, pursuant to which the Company granted to YEP certain registration rights with respect to the Shares and the Warrant Shares. The Company agreed to pay all expenses associated with the registration of the Shares and the Warrant Shares, including the fees and expenses of counsel to YEP. The Company also agreed to indemnify YEP, and its officers, directors, members, investor, employees and agents, each other person, if any, who controls YEP within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules and regulations.

Board Elections of YEP Designees

In connection with the YEP Purchase Agreement, at a Board meeting held on May 27, 2009, the Company’s Board adopted resolutions: (a) conditionally amending the Company’s Bylaws to expand the size of the Board; and (b) conditionally electing Messrs. Bogachev and Wilson to the Board as Class II directors, each to serve a term of office expiring at the Company’s 2011 Annual Meeting of Shareholders. On July 9, 2009, the Company and YEP completed the equity investment transaction. Accordingly, the elections to the Board of Messrs. Bogachev and Wilson became effective on July 9, 2009.

Agreements with J. Thomas Wilson

On July 9, 2009, the Company entered into a three-year consulting agreement with Mr. Wilson on the following terms:

•	Mr. Wilson will provide management and geologic expertise and experience in support of the principal activities of the Company’s senior management, on an “as needed” non-substantial periodic basis;

•	Mr. Wilson will also be available to support special projects of the Company and to devote substantial amounts of time to such special projects;

•

Other than reimbursement of his reasonable out of pocket expenses in rendering such services, Mr. Wilson shall not receive cash compensation for his non-substantial periodic services. In the event that the Company requests Mr. Wilson to perform substantial services devoted to special projects, he shall receive cash compensation of $1,000 per day for such services; and

•

Mr. Wilson has been granted, as of February 2, 2009, non-qualified stock options to purchase 387,500 shares of the Company’s Common Stock at an exercise price of $1.20 per share (with a corresponding reduction in the options granted to Mr. Hastings on December 11, 2008), of which options to acquire 262,500 shares will vest ratably based on the continued consulting services of Mr. Wilson over a three-year period and 125,000 shares will vest based on the same performance criteria as apply to the options granted by the Company to Mr. Hastings on December 11, 2008.

Mr. Wilson’s consulting agreement and two option award agreements, each dated July 9, 2009, were attached as Exhibits 10.4, 10.5 and 10.6, to the Company’s current report on Form 8-K filed on July 14, 2009.

Investment by the Company in Nautilus Poplar, LLC

Subsequent to the end of the fiscal year ended June 30, 2009, on October 14, 2009, the Company entered into a Purchase and Sale Agreement (the “Nautilus Purchase Agreement”), dated October 14, 2009, with White Bear LLC, a Montana limited liability company (“White Bear”) and YEP I, SICAV-FIS, a Luxembourg entity (“the YEP I Fund”, and collectively with White Bear, the “Sellers”) and simultaneously closed the transactions described therein on October 14, 2009 (the “Closing Date”). The Nautilus Purchase Agreement dated October 14, 2009, was filed as Exhibit 2.1 to the Company’s current report on Form 8-K on October 19, 2009. Mr. Bogachev, a director of the Company, is an equity owner of each of YEP I Fund and White Bear. YEP, YEP I Fund and White Bear are affiliated entities as they are under the common control of Mr. Bogachev. Mr. Wilson, another director of the Company, is also an officer of YEP and White Bear.

Under the Nautilus Purchase Agreement, the Company acquired from the Sellers an 83.4552% controlling ownership interest in Nautilus Poplar, LLC, a Montana limited liability company (“Nautilus Poplar”) (such acquisition, referred to herein as the “Nautilus Transaction”). In addition, Nautilus Poplar has two other minority owners, Nautilus Technical Group, LLC (“Nautilus Tech”), with a 10.00% ownership interest and Eastern Rider, LLC (“Eastern Rider”), with a 6.54% ownership interest. Mr. Wilson, is the sole member of Eastern Rider and is an executive officer and a minority member of Nautilus Tech.

Nautilus Poplar holds a 68.75% undivided working interest in the East Poplar unit and varied interests ranging from 60-75% in the Northwest Poplar oil field located in Roosevelt County, Montana (the “Property”), which fields were first discovered in the early 1950s and have unrecovered oil reserves. In addition, the other minority owners of the Property are Nautilus Tech (with a 4.94% interest), Hunter Energy LLC (with a 25.05% interest) and Phoenix Oil & Gas LLC (with a 1.25% interest).

The Company paid gross $10.9 million for the controlling interest in Nautilus Poplar, comprised of a cash payment totaling approximately $7.3 million and the issuance of 1.7 million new shares of Company’s common stock, par value $.01 per share (the “Common Stock”), valued by the parties at approximately $2,400,000 (or $1.40 per share), with an adjustment for $1.2 million of net debt (as adjusted, the “Purchase Price”). All shares of Common Stock sold pursuant to the Nautilus Transaction will be registered in the name of the YEP I Fund and have not been registered under the Securities Act.

The Nautilus Purchase Agreement provides that the Company anticipates causing Nautilus Poplar to drill not less than five new wells on the Property within the next four years and also contains customary representations and warranties regarding Nautilus Poplar, the Property and its oil and gas operations, which are in certain cases modified by “materiality” and “knowledge” qualifiers. Each of the Sellers has agreed to indemnify the Company in the event of a misrepresentation, breach or inaccuracy of its representations, warranties, covenants or agreements, up to the amount of the Purchase Price, for a period of 18 months after the Closing Date. Mr. Bogachev, as principal of each of the Sellers, has personally guaranteed the indemnification obligations of each of the Sellers under the Nautilus Purchase Agreement. The Nautilus Purchase Agreement dated October 14, 2009, was filed as Exhibit 2.1 to the Company’s current report on Form 8-K on October 19, 2009.

In connection with the Company’s purchase of the controlling interest in Nautilus Poplar, the following additional actions were taken on October 14, 2009:

•

White Bear, YEP I Fund, Nautilus Tech and Eastern Rider entered into an amendment and restatement of the Operating Agreement of Nautilus Poplar authorizing the transfer of the membership interests of White Bear and YEP I Fund to the Company. As a majority owner of the membership interests in and newly appointed manager of Nautilus Poplar, the Company will be in the position to control the operations of Nautilus Poplar. The Amended and Restated Operating Agreement of Nautilus Poplar, dated October 14, 2009, was filed as Exhibit 10.1 to the Company’s current report on Form 8-K on October 19, 2009.

•

The Company, YEP and the YEP I Fund entered into a First Amendment to the Registration Rights Agreement. Under the amendment, the YEP I Fund has been added as a party to the Registration Rights Agreement and the Shares sold to the YEP I Fund in the Nautilus Transaction have been included in the definition of “registrable securities” under the Registration Rights Agreement. A copy of the First Amendment to the Registration Rights Agreement dated October 14, 2009, was filed as Exhibit 10.2 to the Company’s current report on Form 8-K on October 19, 2009.

•

The Company entered into a letter agreement with the other members of Nautilus Poplar and Mr. Bogachev, a principal of the Sellers (the “Letter Agreement”), pursuant to which the Company agreed to: (i) secure the release of Mr. Bogachev from his guaranty of Nautilus Poplar’s debt obligations to Jonah Bank; (ii) meet with the other members to discuss the drilling program for the Property; and (iii) to propose an amendment to the Operating Agreement for Nautilus Poplar to provide co-sale rights to the minority members of Nautilus Poplar as well as the right of the Company to “drag-along” such minority members in connection with a sale. The Letter Agreement also commits the Company to participate in a meeting of the members of Nautilus Poplar within 45 days after the Closing Date. A copy of the Letter Agreement was filed as Exhibit 10.3 to the Company’s current report on Form 8-K on October 19, 2009.

Due to the conflicting interests of Messrs. Bogachev and Wilson resulting from their positions with or financial interest in the Sellers, the Company’s Board of Directors appointed a Special Transaction Committee (“Committee”) to provide an independent forum for the consideration of the Nautilus Transaction. The Committee was comprised of Board members having no interest, financial or otherwise, in the Nautilus Transaction. The Committee retained an independent consultant to assist in the assessment of the Nautilus Transaction and reviewed such other information that it deemed necessary to conduct an evaluation of the transaction. At the October 6, 2009 Committee meeting, the Committee approved, and recommended that the Board approve, the Nautilus Transaction. On October 10, 2009, the Board, including a majority of the Directors having no interest, financial or otherwise, in the Nautilus Transaction, approved the transaction.

REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS

On October 29, 1999, the Board of Directors adopted a formal, written charter for the Audit Committee of the Company. The Charter was amended in July 2004 and most recently filed as Appendix A to the Company’s 2004 proxy statement. The charter is also available on the Company’s website, www.magellanpetroleum.com, under the heading “Corporate Governance”. Each member of the Audit Committee is an “independent director” for purposes of applicable SEC rules and Nasdaq listing standards.

In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended June 30, 2009 (the “audited financial statements”), the Audit Committee performed the following functions:

•

The Audit Committee reviewed and discussed the audited financial statements with senior management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The review included a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the forward looking statements.

•

The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

•

The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP its independence from the Company and considered the compatibility of the auditors’ nonaudit services to the Company, if any, with the auditors’ independence.

Based upon the functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification (see Proposal No. 2 below), the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

Audit Committee

Ronald P. Pettirossi (Chairman)

Donald V. Basso

Walter McCann

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth information as to the number of shares of the Company’s Common Stock owned beneficially as of October 15, 2009 by each director of the Company and each NEO listed in the Summary Compensation Table set forth below, and by all current directors and current executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership*
Name of Individual or Group	Shares	Options	Percent of Class
Donald V. Basso	35,400	100,000	**

William H. Hastings (1), (2)	250,888	0	**

Walter McCann	74,368	100,000	**

Robert J. Mollah	39,612	100,000	**

Ronald P. Pettirossi	39,500	100,000	**

J. Thomas Wilson (3)	20,000	0	**

Nikolay V. Bogachev (4)	14,731,707	0	26.18

Daniel J. Samela	0	30,000	**

Directors and Executive Officers as a Group (a total of 8 persons)	15,191,475	430,000	27.56

*	Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed.

**	The percent of class owned is less than 1%.

(1)	Mr. Hastings was appointed the new President and CEO of the Company on December 11, 2008. He was also elected a director of the Company as of December 11, 2008.

(2)	Mr. Hastings is the direct owner of 250,888 shares of the Company’s common stock and holds options (“Options”) to acquire an additional 2,712,500 shares. Under Rule 13d-3(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), these option shares are not yet “beneficially owned” by Mr. Hastings, as under the terms of the option award agreements, Mr. Hastings’ rights Options have not yet vested. On December 11, 2008, Mr. Hastings was awarded 3,100,000 non-qualified stock options under the Company’s Stock Incentive Plan in two tranches, at an exercise price equal to $1.20 per share. In connection with the negotiation and signing of Mr. Hastings’ Employment Agreement on February 3, 2009, Mr. Hastings and the Company agreed that he would surrender to the Company 387,500 of the non-qualified stock options previously granted to him on December 11, 2008, with a corresponding award of 387,500 non-qualified stock options to Mr. Wilson, see “Certain Relationships and Related Person Transactions – Agreements with J. Thomas Wilson” above.

(3)	Mr. Wilson’s election to the Board of Directors became effective on July 9, 2009. Mr. Wilson is the direct beneficial owner of 20,000 shares of the Company’s common stock. On July 9, 2009, Mr. Wilson was awarded 387,500 non-qualified stock options under the Company’s 1998 Stock Incentive Plan pursuant to a Consulting Agreement with the Company. Under the terms of the option award agreements, Mr. Wilson has not yet vested in any of the 387,500 shares covered by the Options. Mr. Wilson serves as First Vice President of YEP.

(4)	Mr. Bogachev’s election to the Board became effective on July 9, 2009. The amount reported in the shares column is based on Mr. Bogachev’s Form 4 filed with the SEC on October 16, 2009 and includes 15,000 shares directly beneficially owned and an aggregate of 14,716,707 shares beneficially owned indirectly, of which 13,612,463 shares are held by YEP and 1,104,244 shares are held by YEP I, SICAV-FIS. Mr. Bogachev is the President and CEO of YEP, the Company’s strategic investor since July 9, 2009.

Other Security Holders

The following table sets forth information (as of the date indicated) as to all persons or groups known to the Company to be beneficial owners of more than five percent (5%) of the Company’s issued and outstanding Common Stock:

Title & Class	Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class

Common Stock	Young Energy Prize S.A. 7 Rue Thomas Edison L-1445 Strassen Grand Duchy of Luxembourg	13,612,463	(1)	24.96	(2) %

(1)                 This information is based on a Schedule 13D, as amended, filed by YEP with the SEC on July 31, 2009. On July 9, 2009, the Company closed a $10 million equity investment by YEP in the Company through the issuance of (a) 8,695,652 shares of the Company’s Common Stock and (b) warrants to acquire 4,347,826 shares of Common Stock to YEP. Mr. Bogachev, a director of the Company is the President and Chief Executive Officer, and an equity owner of YEP. On October 16, 2009, Mr. Bogachev filed a Form 4 with the SEC reporting beneficial ownership of 14,731,707 shares of the Company’s Common Stock, including 15,000 shares directly beneficially owned and an aggregate of 14,716,707 shares beneficially owned indirectly, of which 13,612,463 shares are held by YEP and 1,104,244 shares are held by the YEP I Fund. See “Certain Relationships and Related Person Transactions – Investment by the Company in Nautilus Poplar, LLC.”

(2)                 As set forth in YEP’s Schedule 13D filing, the percentage was calculated by YEP on the basis of an assumed 54,543,803 shares of Common Stock issued and outstanding as of May 11, 2009, assuming that the 4,347,826 Warrant Shares are issued and outstanding, pursuant to SEC rules and regulations.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this section, we provide an overview and analysis of our executive officer compensation program and policies. Later in this proxy statement, under the heading “Additional Information Regarding Executive Compensation”, you will find a series of tables containing specific information about the compensation earned or paid in the fiscal year ended June 30, 2009 to the following individuals, whom we refer to as our named executive officers (or “NEOs”) for the fiscal year 2009:

•	William H. Hastings, who was appointed as our President and Chief Executive Officer (“CEO”) on December 11, 2008,

•	Daniel J. Samela, who until December 11, 2008 served as our acting President and CEO and continues to serve as our Chief Financial Officer, Chief Accounting Officer and Treasurer; and

•

Dr. T. Gwynn Davies, who served as the General Manager and Chief Executive Officer of MPAL until July 31, 2009, when MPAL ended his employment as MPAL’s CEO and General Manager for reasons of redundancy.

For purposes of this “Compensation Discussion and Analysis” only, the term “Company” refers to Magellan Petroleum Corporation and MPAL, collectively, unless the context otherwise requires. Compensation figures for Dr. Davies for fiscal year 2009 are expressed below in Australian dollars and denoted with an “A$”.

Board Oversight of Executive Compensation; Role of the Compensation Committee

The Company’s executive compensation program has been developed and is continually monitored by our Board of Directors, acting on the recommendation of the Compensation Committee, which during the fiscal year ended June 30, 2009 was comprised of Walter McCann (Chairman), Donald V. Basso and Ronald Pettirossi. On May 27, 2009, the Board of Directors adopted a written charter for the Compensation Committee, which was filed as Exhibit 99.4 to the Company’s Form 8-K current report on June 2, 2009.

Under its Charter, the Compensation Committee is responsible for assisting the Board in overseeing the Company’s management compensation policies and practices, including (i) determining and recommending to the Board for its approval the compensation of Mr. Hastings, Mr. Samela and the Company’s other executive officers, (ii) reviewing and recommending to the Board for its approval management incentive compensation policies and programs, and exercising discretion in the administration of such programs, and (iii) reviewing and recommending to the Board for its approval equity compensation programs for directors, officers, employees and consultants, and exercising discretion in the administration of such programs.

The Board, acting upon recommendations of the Compensation Committee, is ultimately responsible for determining the types and amounts of compensation paid to Messrs. Hastings and Samela. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to either Mr. Hastings’ or Mr. Samela’s compensation levels are warranted, in light of the attainment of these performance objectives.

The Compensation Committee and the Board have the authority to retain outside consultants to assist the Board in performing these responsibilities. As discussed below under the heading “Appointment of New President/CEO”, the Compensation Committee commissioned a report from a third party compensation consultant during August 2008 to conduct a peer group and market based comparative analysis of President/CEO compensation from a group of selected oil and gas companies and to make recommendations to the Committee about the amounts and types of compensation for Mr. Hastings that the Committee would recommend to the full Board. To date, the Board has not used any compensation consultant firms to determine and review Mr. Samela’s compensation, which was initially established in 2004 and considered again in 2008.

During the fiscal year ended June 30, 2009, the Nomination and Remuneration Committee (“NRC”) of the Board of Directors of MPAL oversaw the executive compensation program for Dr. Davies, as part of its ongoing responsibility for the executive compensation program for all of MPAL’s senior officers. During the 2009 fiscal year, the NRC was comprised of Walter McCann, Robert Mollah and Norbury Rogers, a director of MPAL. On March 5, 2009, the MPAL Board appointed Mr. Hastings as an additional member of the NRC. For purposes of establishing the executive compensation program for Dr. Davies and the other senior officers of MPAL, MPAL retained the services of HR Advantage Consulting Pty Ltd, of Brisbane, Australia during the quarter ended June 30, 2009 to provide the NRC with consulting services related to compensation packages for MPAL senior officers, including Dr. Davies. With respect to executive compensation services, however, HR Advantage also provided direct confidential advice to the NRC and to Mr. Mollah, as Chairman of MPAL Board, as appropriate.

During the fiscal year ended June 30, 2009, neither Mr. Hastings, Mr. Samela nor Dr. Davies determined or approved any element or component of his own respective base salary or any other aspects of his compensation. Prior to July 31, 2009, Dr. Davies was paid on the basis of a Total Remuneration Employment Cost (“TREC”) which includes a 9% compulsory company contribution into an Australian retirement (superannuation) fund of his choice. Through salary sacrifice, Dr Davies also made additional contributions into his retirement fund.

Objectives of Our Compensation Program

Our executive compensation program is designed to motivate and reward our NEOs in a fiscally responsible manner, while prudently conserving cash resources to fund the Company’s growth plans and strategic objectives. The oil and gas exploration and production industry has historically been highly competitive, a trend which has increased significantly in the last decade. As a result, experienced professionals have significant career mobility. We are a smaller company in a highly competitive industry that competes for executive talent with a large number of exploration and production companies, many of which have significantly larger market capitalization than us. Our ability to motivate and reward our executive officers and other key employees is essential to maintaining a competitive position in the oil and gas business. The Board believes that our comparatively smaller size and relatively small executive management team pose unique challenges in this industry, and therefore, are substantial factors in the design of our executive compensation program.

In light of the foregoing factors, the Board through the Compensation Committee and the NRC also strive to maintain compensation programs that are generally competitive within the independent oil and gas industry in the United States and in Australia. The award of base salary, annual cash bonuses, equity-based awards and benefit packages to our NEOs are at the complete discretion of the Board or the MPAL Board, as applicable. Beginning with the appointment of Mr. Hastings, the Board has determined to implement a new compensation strategy by which the Company’s executive officers will be paid base salaries that are lower than salaries prevailing in the marketplace for similarly situated companies. Our executive officers will receive awards of equity compensation of a sufficient value to adequately augment their cash salaries.

Periodically, the Compensation Committee and the NRC review our executive compensation program to assess whether the program remains competitive with those of similar companies, considers the program’s effectiveness in creating adequate incentives for our executive officers to find, acquire, develop and produce oil and gas reserves in a cost-effective manner, and determines what changes, if any, are appropriate in light of our overall performance and ability to attract and retain talented executive officers.

The Board may, in addition to base salaries, authorize annual cash bonuses and equity-based awards in the future for Messrs. Hastings and Samela, based upon the attainment of our operational and strategic goals. We have not adopted specific target or performance levels which would automatically result in increases or decreases in compensation for Messrs. Hastings and Samela. Instead, we make compensation determinations based upon a consideration of many factors, including those described below. We have not assigned relative weights or rankings to these factors. Specific elements of company performance and individual performance that we consider in setting compensation policies and making compensation decisions include the following factors:

•	the cyclical nature of the oil and gas business and industry trends in Australian and Asian/Pacific oil and gas markets;
•

the growth in the quantity and value of our proved oil and natural gas reserves, volumes of oil and natural gas produced by the Company and our executives’ ability to replace oil and natural gas produced with new oil and natural gas reserves;

•	the Company’s oil and gas finding costs and operating costs, cash flow from operations, annual revenues; and earnings per share;
•	the market value of the Company’s common stock on the Nasdaq and the ASX;
•	the extent to which management has been successful in finding and creating opportunities to participate in acquisition, exploitation and drilling ventures having quality prospects;
•	management’s ability to formulate and maintain sound budgets for our business activities and overall financial condition;
•	the success of our acquisition and exploration activities and the achievement by management of specific tasks and goals set by the Board and the MPAL Board of Directors from time to time;
•	the effectiveness of our compensation packages in motivating our management to remain in our employment; and
•	the ability of management to effectively implement risk management practices.

In addition to considering these performance elements, we have also considered longevity of service of Mr. Hastings and Mr. Samela and their respective individual performance, leadership and business knowledge.

Appointment of New President and CEO; Use of Consultant

In the Fall of 2008, the Compensation Committee independently retained Compensation Resources, Inc. of Upper Saddle River, N.J. (“CR”), to assist the Board in determining the appropriate compensation package for Mr. Hastings as the Company’s new President and CEO. Previous to this study, the Compensation Committee had retained Compensation Resources to provide a study to the Board regarding compensation for the Company’s non-employee directors. This engagement led to the Board’s May 27, 2009 adoption of the new directors’ compensation policy and directors, share ownership guidelines. See “Adoption of the Directors Compensation Policy and Share Ownership Guidelines” above. The decisions to engage CR for these two projects were not made, recommended, or subject to surveying or review by management.

As part of its work on our President and CEO’s compensation package, CR performed the following functions requested by the Committee and the Board: (i) assembling a peer group of approximately 20 other small and medium sized oil and gas companies, based on industry group, geographic location and comparable revenue levels (of between 50% to 200% of Magellan’s historical revenues); (ii) analyzing the compensation of the President or CEO of the peer companies, by amounts and type of compensation, including cash salaries, cash bonuses and long-term incentive based compensation; (iii) assembling and analyzing widely published compensation survey data (Mercer and ERI 2008 studies); (iv) recommending market consensus amounts and ranges for the compensation of our President and CEO to the Compensation Committee; and (v) conducted a beneficial ownership analysis for the position of the CEO. Representatives of CR consulted with the Compensation Committee frequently during the fiscal year, prior to Mr. Hastings’ appointment on December 11, 2008.

On December 11, 2008, the Board of Directors appointed William H. Hastings as our new President and CEO. Mr. Hastings term of employment is for five (5) years and commenced on December 11, 2008, pursuant to a non-binding term sheet negotiated between Mr. Hastings and the Compensation Committee. Under his February 9, 2009 Employment Agreement with the Company, Mr. Hastings is paid a base salary of $300,000 per year, subject to yearly increase of the greater of 4% or compounded monthly consumer price index (CPI) from the prior year. Under his employment agreement, Mr. Hastings will not be paid any sign-on or guaranteed cash bonuses, but the Compensation Committee may consider and pay bonuses commensurate with his and the Company’s performance. If at any time prior to the end of the 5-year term, the Company terminates his employment without Cause or he resigns for Good Reason, Mr. Hastings would be entitled to continue to receive his then-current base salary for the rest of the 5-year term, with a minimum severance period of two years.

On December 11, 2008, Mr. Hastings was awarded 3,100,000 non-qualified stock options under the Company’s 1998 Stock Incentive Plan in two tranches, at an exercise price equal to $1.20 per share. In connection with the negotiation and signing of his Employment Agreement on February 3, 2009, Mr. Hastings and the Company agreed that Mr. Hastings would surrender to the Company 387,500 of the non-qualified stock options previously granted to him on December 11, 2008, with a corresponding award of 387,500 non-qualified stock options to Mr. Wilson, who has served as a member of our Board since July 9, 2009 as a representative of YEP, our strategic investor. Under the terms of these options, Mr. Hastings has not yet vested in any of the shares covered by the options. In addition, Mr. Hastings option awards were expressly conditioned upon, the approval vote of the Company’s shareholders for the amendment and restatement of the Stock Incentive Plan, which vote was obtained on May 27, 2009.

Elements of Compensation

We seek to achieve our executive compensation objectives by providing our NEOs with the following elements of compensation:

•	a base salary that represents cash compensation based on internal equity and external industry-based competitiveness;
•	an opportunity to receive an annual cash bonus award based upon the achievement of goals and objectives attained during the course of a fiscal year;
•	potential equity-based awards under the Company’s Stock Incentive Plan;
•	pension/retirement benefits and other personal benefits under our NEOs’ employment contracts, as described below;
•	benefit programs provided to our U.S. employees, including health care benefits, dental, life, and vision coverage; and
•	termination payments and other benefits under the NEOs’ employment agreements, in the event that the NEO’s employment is terminated under specified circumstances.

Each of the material elements of our compensation program is discussed in greater detail below.

Base Salary

The purpose of base salary is to reflect Messrs. Hastings and Samela executive’s job responsibilities, individual performance and competitive compensation levels. Under his Employment Agreement, Mr. Hastings base salary is subject to annual increases of the greater of 4% or compounded monthly CPI from the prior year. The Board reviews and determines, on an annual basis, the base salary of Mr. Samela which is based upon his years of experience and his individual performance. Mr. Samela’s salary amount is not at risk and may be adjusted annually based on merit and external market conditions. His salary was last increased in July 2006 to $182,000 per year, to account for cost of living increases. During the 2009 fiscal year, Dr. Davies was paid a base salary of A$410,707 as part of his annual TREC package of A$481,051.

Annual Cash Bonus Awards

Our NEOs may receive an award of an annual cash bonus. The purpose of the cash bonus program is to better align executive performance with annual strategic goals while enhancing shareholder value. The Board does not pre-determine performance goals at the beginning of each year for either Mr. Hastings or Mr. Samela. Rather, the Board determines whether the award of a bonus has been warranted, in light of the Company’s performance during each completed fiscal year, including the Company’s operational results, net income, expenses, strategic development and any performance gaps or shortfalls. In light of its consideration of these factors, the Board in July 2006 determined to increase Mr. Samela’s base salary to $182,000 per year. In addition, on November 13, 2007, the Board awarded Mr. Samela an annual cash bonus for the fiscal year ended June 30, 2007 of $15,000 in recognition of improvements at the Company and with its operations during the past year. Mr. Samela’s compensation was not increased or changed during the fiscal year ended June 30, 2009. In September 2008, the NRC determined to increase Dr. Davies’ TREC package to A$481,051 for fiscal year 2009, but determined not to award him an annual cash bonus for that year. Dr. Davies compensation was not increased or changed during the fiscal year ended June 30, 2009.

Equity-Based Compensation

At the December 1998 annual meeting, our shareholders approved the Company’s 1998 Stock Option Plan (the “Plan”), which permits the granting of stock options (“Options”) and stock appreciation rights (“SARs”) to the directors, officers, key employees and consultants. On December 11, 2008, the Board of Directors amended and restated the Plan, renaming the Plan the “1998 Stock Incentive Plan”, and further amended the Plan on March 19, 2009 and May 27, 2009. The Plan was amended in the following ways:

•	the amount of shares reserved for issuance pursuant to awards (“Awards”) made under the Plan has been increased by 4,205,000 shares, to a maximum of 5,205,000 shares;
•	the powers and duties of the Committee to administer the Plan have been clarified;
•

the Committee has been authorized to make awards of shares of Restricted Stock, which awards may vest based on a Participant’s continued service to the Company, its subsidiaries or affiliates, or upon the satisfaction of performance measures;

•	the Stock Incentive Plan now provides for annual awards of Common Stock to the non-employee directors of the Company; and
•

the Committee has been authorized to make awards of shares of Stock, Options, SARs or Restricted Stock that vest upon the satisfaction of pre-defined corporate performance measures identified by the Committee.

On May 27, 2009, the Company’s shareholders approved the amendment and restatement of the Plan.

The purpose of the Plan is to further the growth and prosperity of the Company and its subsidiaries through the grant of incentive awards to those officers, employees, Directors and consultants whose past, present and potential contributions to the Company and/or its subsidiaries are or will be important to the success of the Company. The various types of Awards that may be provided under the Plan are designed to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. Other than the Plan, the Company currently does not have any long-term incentive, nonqualified defined contribution, or other nonqualified deferred compensation plans. In addition, MPAL does not currently maintain any of its own equity-based compensation plans.

The Plan provides for grants of Options principally at an option price per share of 100% of the fair value of the Company’s common stock on the date of the grant. The Plan also provides for the grant of SARs subject to terms as determined by the Committee and evidenced in a form also determined by the Committee and also authorizes the Committee to grant awards of Restricted Stock. To date, the Board has not made any of these types of Awards under the Plan. In addition, the Plan permits the annual award of shares of unrestricted stock to the Company’s non-employee directors equal in value to 50% of the annual cash retainer payable to these directors. On June 17 and July 20, 2009, the Board authorized the first of these awards to all six (6) of the Company’s non-employee directors, other than Mr. Hastings.

Options are generally granted with a 2-year or a 3-year vesting period and a 10-year term. Options vest in equal annual installments over the vesting period, which is also the requisite service period. As of June 30, 2009, there were 3,242,500 Options outstanding of which 530,000 were fully vested and exercisable. There were also 1,787,500 options available for future grants under the Plan. If all of these options, which total 5,030,000 in the aggregate, were awarded and exercised these shares would represent approximately 11% of our outstanding common stock.

For all Plan awards granted, modified or settled after July 1, 2005, we account for all equity-based awards in accordance with the requirements of SFAS 123(R). We do not have a specific program or plan with regard to the timing or dating of Option grants or other Awards. Options or other Awards under the Plan have not been granted at regular intervals or on pre-determined dates. Rather, the Board’s practice as to when Options are granted has historically been made at the complete discretion of the Board. Going forward, the Board intends to continue this practice, after receipt and consideration of recommendations for further Option or other Awards under the Plan.

In connection with his employment by the Company, Mr. Samela was granted an award of 30,000 Options under the Plan on July 1, 2004, at an exercise price of $1.45 per share. As of July 1, 2007, these Options have fully vested. However, the Board will consider in the future whether to grant Mr. Samela any additional Options or other awards under the Plan, depending on the attainment of operational or performance objectives of the Company. During his tenure with MPAL, Dr. Davies did not receive any Options or other awards under the Plan. However, the Board will consider in the future, after receipt of a recommendation from the Compensation Committee, whether and when to make Awards under the Plan to senior management of MPAL.

Pension/Retirement and other Personal Benefits

Under Mr. Samela’s Employment Agreement, we make an annual contribution of 15% of his salary to a SEP/IRA Plan to provide for Mr. Samela’s retirement. In fiscal year 2009, this contribution was $28,155. In compliance with Australian minimum compulsory superannuation laws, MPAL, as Dr. Davies’ employer, makes an annual contribution to a superannuation fund selected by Dr. Davies. During fiscal 2009, this MPAL payment was $26,600 (or A$39,720). Through salary deduction payments, Dr. Davies also made additional personal contributions into his superannuation fund of A$60,280.

Additional Benefit Programs

Perquisites and other benefits represent a small part of our overall compensation package. These benefits are reviewed periodically to ensure that they are competitive with industry norms. Under Mr. Hastings’ Employment Agreement, Mr. Hastings is to be provided with a leased automobile as approved by the Board, consistent with the Company’s perquisite guidelines. During fiscal year 2009, however, this benefit was not sought by Mr. Hastings. There are no perquisites provided to Mr. Samela. The perquisites for Dr. Davies include the provision of a company car and payment of parking and running costs related to this car. During fiscal year 2009, these expenses totaled $31,729 (or A$42,470). During fiscal 2009, the Company also sponsored Dr. Davies membership in Australian professional and trade organizations that MPAL deems necessary or desirable to conduct MPAL’s business. If greater than $10,000, the aggregate costs associated with the benefits we provided to Messrs. Samela and Davies are included in the “All Other Compensation” column of the Summary Compensation Table, set forth below.

Under Mr. Hastings’ Agreement, Mr. Hastings receives up to $8,000 per year in reimbursements to purchase his own family health insurance coverage, including medical, prescription and dental benefits. In addition, the Company has purchased long-term disability insurance with coverage to age 65 for Mr. Hastings, with a maximum annual premium amount of $12,500. During fiscal year 2009, the Company paid $620 to a disability insurer under this arrangement. In addition, the Company has purchased $2 million of key-man life insurance coverage on Mr. Hastings.

Under Mr. Samela’s Agreement, the Company agreed in 2004 to purchase a term life insurance policy for Mr. Samela with coverage up to $400,000 to supplement his existing life insurance coverage. During fiscal year 2009, the Company paid $1,454 in premiums under this policy on Mr. Samela’s behalf. In addition, the Agreement provides that Mr. Samela is reimbursed annually up to $6,000 per year in disability insurance coverage. During fiscal year 2009, the Company paid $5,489 for this arrangement. The Agreement also provides that Mr. Samela also receives $15,000 per year in reimbursements to purchase his own family health insurance coverage, including medical, prescription and dental benefits. During fiscal year 2009, the Company paid $15,000 under this arrangement. Mr. Samela is also entitled to participate in the broad-based benefit plans offered generally to all of our full-time U.S. employees.

Under his Employment Agreement, during the fiscal year ended June 30, 2009 Dr. Davies was entitled, through salary deductions, to participate in the broad-based benefit plans offered by MPAL for all full-time MPAL employees, in accordance with the terms of such plans and applicable Australian legal requirements. During fiscal year 2009, MPAL has taken out salary continuance insurance for its staff; under this policy Dr. Davies was covered for a maximum of A$240,000 per annum for two years in the event of a long illness.

Tax Considerations

We operate our executive compensation program in good faith compliance with Section 409A of the Internal Revenue Code, as permitted by the final regulations issued by the Internal Revenue Service. At this time, the Company does not expect that Section 162(m) of the Internal Revenue Code will have any effect on the Company’s executive officer compensation because it is not likely that the annual compensation paid to any executive officer will exceed $1 million.

Conclusions

The Board believes that the Company’s executive compensation program is and will be a critical element in ensuring the Company’s continued success as it grows and pursues its strategic objectives. Motivation, attraction, retention and the NEOs’ alignment with the interests of the Company’s shareholders are the key objectives of the program. The continued improvement in business results and increased shareholder value are driven by the performance of highly motivated executives. In the opinion of the Company’s Board and the NRC, the design and operation of the Company’s executive compensation programs, along with the monitoring of our executive officers’ performance against the factors identified above, reasonably result in compensation levels appropriate to promote the Company’s continued success and the best interests of its shareholders as the Company continues to grow and pursues its strategic objectives.

Additional Information Regarding Executive Compensation

Employment Agreements with Our 2009 Named Executive Officers

The Company has written employment agreements with each of Messrs. Hastings and Samela and until July 31, 2009, Dr. Davies, which provide certain severance payments and other benefits, in the event that their respective employment with the Company or MPAL are terminated under various circumstances, as described below. We use these provisions to provide some assurance to the Board and the MPAL Board that the Company and MPAL will continue to be able to rely upon Messrs. Samela and Davies continuing in their positions with us, without concern that they might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control of the Company.

Mr. Hastings

On February 3, 2009, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Hastings to serve as the Company’s President and CEO, effective as of December 11, 2008. The Employment Agreement provides for a five-year term of employment. The Company may give Mr. Hastings notice six months before the 5 th anniversary of such date of its intent to let the Agreement terminate, or to renew Mr. Hastings’ employment with the Company for a duration and on terms and conditions to be negotiated by the parties at that time. Under the Employment Agreement, Mr. Hastings will serve as President and CEO of the Company and will devote substantially all of his business time and attention and best efforts to the affairs of the Company and its subsidiaries and his duties. The Agreement provides that the Company intends to relocate its principal executive offices to Portland, Maine during the first quarter of 2009. It also provides that Mr. Hastings shall be nominated as a director of the Company’s Board from time to time in the future.

Mr. Hastings will be paid an annual salary of $300,000, subject to annual increase by a percentage amount that shall not be less than the greater of (i) 4% per year or (ii) the percentage increase in the Bureau of Labor Statistics’ announced Consumer Price Index for All Urban Consumers, All Items (the “CPI-U”), unadjusted, for the 12-month period ending on the June 30th immediately preceding the July 1st on which such salary increase is scheduled to take effect. During the Term of the Agreement, Mr. Hastings will not receive a sign-on or other guaranteed bonus, but will be entitled to receive any bonuses awarded in the future by the Board’s Compensation Committee. Mr. Hastings will be entitled to reimbursement of his business expenses while performing services for the Company.

The Employment Agreement confirms Mr. Hastings’s receipt of the stock options awarded to him on December 11, 2008, and Mr. Hastings surrender to the Company of 387,500 of those stock options, as described under “Option Award Agreements” below. Future awards of equity to Mr. Hastings shall be made under the Stock Incentive Plan, at the sole discretion of the Board of Directors, after receipt of a recommendation from the Compensation Committee. In addition, the Company has agreed to provide Mr. Hastings up to $8,000 per year of reimbursement for health insurance and to purchase and pay annual premiums for a long-term disability insurance policy covering Mr. Hastings and a ten-year term life insurance policy. Mr. Hastings has agreed to customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement and related requirements.

The Employment Agreement may be terminated in the event of Mr. Hastings’ death or “disability” (as defined in the Agreement) during the Term. If Mr. Hastings dies or becomes disabled, then the Company will pay Mr. Hastings: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year of termination of employment; (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment, and (iii) any reimbursement amounts owing to Mr. Hastings (the amounts in (i), (ii) and (iii) are referred to as the “Accrued Obligations”). If Mr. Hastings terminates his employment at any time during the Term, for a reason other than “Good Reason” as defined below, he will be entitled to payment of only the Accrued Obligations.

The Employment Agreement may also be terminated for “cause” by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of his services to the Company; (ii) a breach of his duties or responsibilities under this Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) his conviction of a felony or any crime involving moral turpitude; (iv) his material failure (for reasons other than death, illness, injury or Disability) to perform his duties under this Agreement or insubordination (defined as refusal to execute or carry out the lawful and ethical directions from the Board or its duly appointed designees) where he has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within ten days following such notice; or (v) a breach of any provision of any material policy of the Company or any of his non-competition, non-disclosure and related obligations under the Agreement. If the Agreement is terminated for “Cause”, Mr. Hastings will only be entitled to receive payment of the Accrued Obligations.

The Company is entitled to terminate Mr. Hastings employment for any reason other than death, Disability or “cause” upon at least thirty (30) days written notice to Mr. Hastings. In addition, Mr. Hastings may terminate his employment with the Company for “Good Reason,” as specified in the Agreement. The Agreement defines “Good Reason” as: (i) a material negative change in the scope of the authority, functions, duties or responsibilities of his employment from that which is contemplated by this Agreement; provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another corporation shall not constitute Good Reason; (ii) any reduction in his base salary; (iii) the Company materially changing the geographic location in which he must perform services from the Portland, Maine metropolitan area; or (iv) any material breach by the Company of any provision of this Agreement without Mr. Hastings having committed any material breach of the Executive’s obligations under the Agreement, in each case of (i), (ii), (iii) or (iv), which breach is not cured by the Company within thirty (30) days following written notice thereof to the Company of such breach.

If the Company terminates Mr. Hastings employment for any reason other than death, Disability or “Cause”, or if Mr. Hastings terminates his employment for “Good Reason”, then the Company shall pay to Mr. Hastings the following: (i) the Accrued Obligations, (ii) a defined severance benefit (the “Severance Benefit”). The Severance Benefit shall equal the amount of base salary that Mr. Hastings would have received if he remained employed for the balance of the Term, based upon his then-current base salary without further increase; provided however, that the Severance Benefit may not be less than twenty-four (24) months of Mr. Hastings’ then-current salary without further increase. The Severance Benefit as so determined shall be divided into twenty-four (24) equal installments and paid out to Mr. Hastings after termination of employment. For a quantification of the payments to be made to Mr. Hastings under these various circumstances, see “Post Termination Payments and Benefits” below.

Mr. Samela

The Company entered into an amended and restated employment on September 28, 2008 (the “Agreement”), with Mr. Samela, the Company’s Chief Financial/Accounting Officer who also served as acting President and CEO until December 11, 2008. Mr. Samela’s Agreement replaces Mr. Samela’s former employment agreement dated March 1, 2004, and was designed to conform his agreement to the substantive and procedural requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In order to conform to Section 409A’s requirements, Mr. Samela’s Agreement was revised to provide that 1) generally, payments made to Mr. Samela following a separation from service from the Company are delayed for a period of six months following such separation; 2) cash payments have been substituted for continuation of various benefits following Mr. Samela’ separation from service from the Company.

The Agreement has a term of thirty-six (36) months, which automatically renews each 30-day period during Mr. Samela’s term of employment, unless he elects to retire or the Agreement is terminated according to its terms. The Agreement provides for him to be employed, effective as of July 1, 2004, at a salary of $175,000 per annum, and an annual contribution of 15% of the salary to a SEP/IRA pension plan for Mr. Samela’s benefit, plus other insurance benefits. Currently, Mr. Samela’s salary is $182,000 per year.

The Agreement may be terminated for “cause,” which is defined under the agreement as (i) misappropriating any funds or property of the Company, (ii) attempting to obtain any personal profit from any transaction in which he has an interest which is adverse to the interest of the Company, unless he shall have first obtained the consent of the Board of Directors; (iii) neglect or unreasonable refusal or continued failure (other than any such failure resulting from incapacity due to physical or mental illness) to perform the duties assigned to Mr. Samela under or pursuant to this Agreement; or (iv) being convicted of any felony or an offense involving moral turpitude.

The Agreement may also be terminated on written notice by the Company without cause, by Mr. Samela’s resignation or upon a “change in control” of the Company. A “change in control” is defined under the agreement as (i) the acquisition by any individual, entity or “group” (as defined under the Securities Exchange Act of 1934) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company (with certain exceptions) (ii) individuals who, as of September 28, 2008, constitute the Board cease for any reason to constitute at least a majority of the Board; (iii) consummation of certain reorganizations, mergers or consolidations or sales or other dispositions of all or substantially all of the assets of the Company; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

If Mr. Samela’s employment is terminated by reason of death or disability at any time, he will be paid only the amount of his annual base salary through the date of termination to the extent not yet paid, plus any compensation amounts previously deferred. If Mr. Samela’s employment is terminated for “cause” as defined above at any time, or by Mr. Samela voluntarily resigning following a change in control of the Company, he will be paid only the amount of his annual base salary through the date of termination to the extent not yet paid, plus any compensation amounts previously deferred.

Upon a termination by the Company without cause prior to a “change in control” of the Company, Mr. Samela will be entitled to payment of an amount equal to three times his annual base salary and three-year average bonus payment and any then-unvested options will be accelerated so as to become fully exercisable. These amounts will be paid to Mr. Samela in two lump sums, in accordance with the Agreement and Section 409A.

If, during the two-year period following a change in control, Mr. Samela terminates his employment for “good reason” or the Company terminates his employment other than for cause or disability (as defined in the agreement), then Mr. Samela will be paid an amount equal to three times his annual base salary and three-year average bonus payment, plus any previously deferred compensation, accrued vacation pay, and $15,000 per year for three years in lieu of medical coverage and insurance benefits. In addition, any then-unvested options will be accelerated so as to become fully exercisable. Under the Agreement, the term “good reason” is defined as: (A) a material negative change resulting from the assignment to Mr. Samela of any duties inconsistent in any respect with his current position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other Company action which results in a material diminution in such position, authority, duties or responsibilities; (B) any failure by the Company to comply with the terms of Mr. Samela’s Agreement; (C) the Company materially changing the geographic location in which Mr. Samela must perform services from Hartford, Connecticut, or (D) any purported termination by the Company of his employment otherwise than as expressly permitted by Mr. Samela’s Agreement.

If, at any time after the two-year period following a change in control, Mr. Samela terminates his employment for “good reason” or the Company terminates his employment other than for cause of disability, then he will be paid an amount equal to his then-current annual salary and a three-year average bonus payment. In addition, any then-unvested options will be accelerated so as to become fully exercisable. For a quantification of the payments to be made to Mr. Samela under these various circumstances, please see the “Post Termination Payments and Benefits” below.

Dr. Davies

Dr. Davies commenced employment with MPAL on October 6, 1997. On July 31, 2009, MPAL ended the employment of Dr. Davies as MPAL’s CEO and General Manager, for reasons of redundancy. The change was effective on July 31, 2009.

The summary below describes the terms of Dr. Davies agreement with MPAL, as it was in effect during the fiscal year ended June 30, 2009. On May 29, 1998, MPAL entered into a service agreement with Dr. Davies for a period of 3 years, 2 months and 25 days which continued until he entered into a new contract of employment (the contract) with MPAL, effective November 1, 2007. The contract provides for him being employed as MPAL’s Chief Executive Officer. The contract may be terminated by MPAL should Dr. Davies commit any act of serious misconduct which includes, but is not limited to:

•	failing or refusing to comply with any lawful direction given by MPAL;
•

committing any act (whether in the course of employment or not) which in the reasonable opinion of MPAL brings Dr. Davies into disrepute or may cause serious damage to the reputation of Dr. Davies, the MPAL Board, or any MPAL Group company, or otherwise affect adversely the interests of MPAL or any MPAL Group company; and

•

being precluded by the provisions of the Australian Corporations Act 2001 from taking part in the management of a corporation, or being disqualified for any reason from holding an office of MPAL or of a MPAL Group company.

Dr. Davies’ contract of employment may also be terminated on notice by MPAL as follows:

•

MPAL may terminate his employment at any time giving him three months’ written notice. MPAL may provide payment in lieu of all or part of this notice period which will be calculated in accordance with the contract.

•

MPAL may terminate his employment by giving one month’s written notice to Dr. Davies, if in the reasonable opinion of MPAL, he is unable properly to perform his duties due to physical or mental illness, accident or any other circumstances beyond his control for a total period of 180 days or more in the preceding 12 month period and has no remaining sick leave entitlements. MPAL may provide payment in lieu of all or part of this notice period which will be calculated in accordance with the contract.

Dr. Davies may terminate his employment at any time giving one month’s written notice to MPAL. MPAL may elect to make the termination take effect immediately or part way through the notice period, in which case Dr. Davies will be entitled to payment calculated on his total remuneration package (TR) in respect of the period after the date of termination to the end of the notice period. Upon termination of Dr. Davies’ employment by MPAL for any reason other than for poor performance, he will be entitled to a termination payment, calculated on the basis of his TR, and comprising one year of his TR together with three weeks for each full year of continuous service with MPAL, up to a maximum of 78 weeks, or such other more generous scale as may be adopted as MPAL policy in the future. Where there is a change in the control or management of MPAL that results in a significant diminution in Dr. Davies’ remuneration, authority, status, duties or responsibilities, Dr. Davies may give notice of termination in which case MPAL will provide him with a payment equivalent to:

(a)	remuneration in lieu of three months’ notice; and
(b)	a termination payment (as described above); and
(c)	the amount of TR payable to him up to and including the date of termination; and
(d)	pay in lieu of any accrued annual leave and long service leave to which Dr. Davies is entitled up to and including the date of termination, calculated on the basis of his TR; and
(e)	any pro-rata At Risk Bonus to which Dr. Davies is entitled.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management of the Company and, based on our review and discussions and such other matters deemed relevant and appropriate by the Board, we recommend that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Walter McCann (Chairman)

Ronald P. Pettirossi

Donald V. Basso

Executive Compensation Tables

The following table sets forth certain summary information concerning the compensation awarded to, paid to or earned by Mr. Hastings, our President and Chief Executive Officer, Mr. Samela, our Chief Financial and Accounting Officer, and Dr. Davies, who served as the MPAL CEO and General Manager until July 31, 2009 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Non- Qualified Deferred Compensa- tion Earnings ($)	All Other Compensation ($)	Total ($)
William H. Hastings,	2009	$165,769	$0	$0	$83,560	$0	$5,099 (2)	$254,428
President and Chief Executive Officer (1)	2008	–	–	–	–	–	–	–
	2007	–	–	–	–	–	–	–
Daniel J. Samela,	2009	$182,000	$0	$0	$0	$0	$50,098 (4)	$232,098
Chief Financial and Accounting Officer, Treasurer (3)	2008	$182,000	$15,000	$0	$0	$0	$50,713	$247,713
	2007	$182,000	$0	$0	$0	$0	$49,002	$231,002
Dr. T. Gwynn Davies,	2009	$306,839	$0	$0	$0	$0	$690,097 (5)	996,936
CEO and General Manager, MPAL	2008	$331,155	$0	$0	$0	$0	$66,727	$397,882
	2007	$276,815	$0	$0	$0	$0	$53,741	$330,556

(1)	The Board of Directors appointed William H. Hastings as the Company’s new President and Chief Executive Officer effective December 11, 2008. Mr. Hastings also serves as a director of the Company and MPAL, but receives no compensation for such service.

(2)	Amount shown includes payments of: (a) $798 life insurance premium; (b) $620 disability insurance premium; and (c) $3,681 health insurance premium.

(3)	During the fiscal year ended June 30, 2009, Mr. Samela served as the Company’s acting President and Chief Executive Officer until his resignation from these positions on December 11, 2008.

(4)	Amount shown includes: (a) $78,155 payment to a SEP-IRA pension plan; (b) a $1,454 life insurance premium payment; (c) $5,489 of disability insurance premium payments; and (d) $15,000 of health insurance premium payments.

(5)	Amount shown includes: (a) Company payment of $29,675 (or A$39,720) to a superannuation fund in Australia selected by Dr. Davies, which is similar to an individual retirement plan account; (b) $22,879 (or A$30,624) in car allowance payments (which includes A$9,357 of fringe benefits tax payments); (c) $8,604 (or A$11,517) in car parking payments (which includes A$2,846 of fringe benefit tax payments) and (d) $628,939 (or Aus.$841,840), of severance benefits. All cash compensation is paid to Dr. Davies in Australian dollars. For purposes of this table, all A.$ amounts paid to Dr. Davies were converted into U.S. dollars using an exchange rate of 1 Aus. dollar = $.7471 which was the average of the daily Aus.$/U.S.$ exchange rates for the fiscal year ended June 30, 2009.

Grant of Plan-Based Awards Table

The following grants were made during the 2009 fiscal year to our Named Executive Officers pursuant to the Company’s Stock Incentive Plan:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#) (A)	Target (#) (A)	Maximum (#) (A)
William H. Hastings	12/11/08 (1)	-	-	-	-	-	-	-	1,837,500	$1.20	$1,378,125	(3)
William H. Hastings	12/11/08 (2)	-	-	-	-	-	-	-	875,000	$1.20	$498,750	(4)
Daniel J. Samela	-	-	-	-	-	-	-	-	-	-	-
Dr. T. Gwynn Davies	-	-	-	-	-	-	-	-	-	-	-

(1)	Represents award of 1,837,500 non-qualified stock options to Mr. Hastings under the Company’s 1998 Stock Incentive Plan, made on December 11, 2008.

(2)	Represents award of 875,000 non-qualified performance-based stock options to Mr. Hastings under the Company’s 1998 Stock Incentive Plan, made on December 11, 2008.

(3)	The $1,378,125 amount shown represents the fair value of the non-qualified stock option award on the grant date, using the Black-Scholes pricing model.

(4)	The $498,750 amount shown represents the fair value of the non-qualified stock option performance awards on the grant date, using the Monte Carlo pricing model.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the outstanding stock options as of June 30, 2009 under the Stock Incentive Plan for each of our NEOs:

Outstanding Equity Awards at Fiscal Year End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
William H. Hastings	–	1,837,500 (1)	–	$1.20	12/11/2018
William H. Hastings	–	–	875,000 (2)	$1.20	12/11/2018
Daniel J. Samela	30,000 (3)	–	–	$1.45	7/1/2014
Dr. T. Gwynn Davies	–	–	–	–	–

(1)	Options are generally granted with a 2-year or a 3-year vesting period and a 10-year term. Options vest in equal annual installments over the vesting period, which is also the requisite service period. Mr. Hastings 1,837,500 option shares will vest in three equal annual installments, commencing twelve months after the effective date of Mr. Hastings’ employment with the Company (December 11, 2009, December 11, 2010 and December 11, 2011). See “Appointment of Our New President and CEO” above.

(2)	Mr. Hastings performance based options cover an additional 875,000 shares and will vest upon the attainment of either of the following mutually acceptable performance goals: (i) upon monetizing the uncontracted gas reserves held by MPAL at the Amadeus Basin fields, or (ii) upon the trading price of the Company’s Common Stock being greater than $1.50 per share for a period of sixty consecutive trading days. See “Appointment of Our New President and CEO” above.

(3)	In connection with his employment by the Company, Mr. Samela was granted an award of 30,000 options under the Stock Incentive Plan on July 1, 2004, at an exercise price of $1.45 per share. As of July 1, 2007, these options have fully vested. The options have a ten year term, and expire on July 1, 2014.

Option Exercises and Stock Vested for Fiscal Year Ended June 30, 2009

Because our NEOs did not exercise any stock options during the fiscal year ended June 30, 2009, the “Option Exercises and Stock Vested” table required by Item 402(g) of Regulation S-K has been omitted.

Pension Benefits Table for Fiscal Year Ended June 30, 2009

The following Pension Benefit Table shows certain information with respect to our NEOs under their retirement plan arrangements. Other than the annual payments described below, the Company has no plans or programs that provide for specified retirement payments or benefits at, following, or in connection with the retirement of Messrs. Hastings or Samela.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)
William H. Hastings	—	—	—	—
Daniel J. Samela	IRA/SEP account	—	—	$28,155 (1)
Dr. T. Gwynn Davies	Superannuation Fund	—	—	$29,675 (2)

(1)	Under Mr. Samela’s Employment Agreement, the Company makes an annual contribution of 15% of Mr. Samela’s salary and bonus to a SEP-IRA account for Mr. Samela’s benefit. In fiscal year 2009, this contribution was $28,155. This amount is included in the “Other Compensation” column in the Summary Compensation Table above.

(2)	In compliance with Australian minimum compulsory superannuation laws, MPAL, as Dr. Davies’ employer, made an annual contribution to Dr. Davies’ superannuation fund in fiscal year 2009. This contribution was $29,675 (or A$39,720), using the exchange rate of 1 Aus. dollar = $.7471, which was the average Aus.$/U.S.$ exchange rate for the fiscal year ended June 30, 2009. Through salary deduction payments in fiscal 2009, Dr. Davies also made additional personal contributions into his superannuation fund of A$60,280. In connection with his departure, Dr. Davies was paid $628,939 (or A$841,840).

Nonqualified Deferred Compensation

Because neither the Company nor MPAL provide our NEOs with any forms of deferred compensation during fiscal 2009, the “Nonqualified Deferred Compensation” table required by Item 402(i) of Regulation S-K has been omitted.

Post Termination Payments and Benefits

The tables below reflect the amount of compensation payable to each of Mr. Hastings, Mr. Samela and Dr. Davies in the event of termination of their respective employment by the Company and MPAL under various circumstances. The amount of compensation payable upon resignation, retirement, disability, death, termination for cause and termination without cause (and in the cases of Mr. Hastings and Mr. Samela, for good reason following a change in control of the Company), of each NEO is estimated below. In the case of Mr. Hastings and Mr. Samela, the amounts shown in the table assume that their employment with the Company was terminated as of June 30, 2009. Dr. Davies served as CEO and General Manager of MPAL until July 31, 2009, and accordingly, the table shows actual severance payments made to Dr. Davies, as permitted by SEC rules and regulations.

William H. Hastings

Benefit	Death or Disability	Termination for Cause	Termination By Mr. Hastings	Termination for Good Reason or by Company Without Cause
Severance Payment	$12,000 (1)	$12,000 (1)	$12,000 (1)	$1,375,779 (2)
Medical Coverage	$0	$0	$0	$0
Insurance Benefits	(3)	$0	$0	$0
Equity Award Acceleration	$0	$0	$0	(4)
Other Benefits	$0	$0	$0	$0
Total:	$12,000	$12,000	$12,000	$1,375,779

(1)	Represents the value of accrued unused vacation pay.

(2)	Represents a severance payment to Mr. Hastings equal in value to Mr. Hastings’ base salary payable from July, 1 2009 to December 11, 2013, calculated at an annual base salary amount of $312,000 per year, in accordance with Mr. Hastings’ employment agreement.

(3)	Under his employment agreement, if Mr. Hastings’ employment is terminated by reason of his “disability” as defined in the agreement, Mr. Hastings will receive disability benefits paid pursuant to a disability insurance policy obtained by the Company for Mr. Hastings. If at any time prior to December 11, 2013, Mr. Hastings fails to qualify for the continued receipt of disability payments pursuant to the policy, then the Company will make monthly payments to Mr. Hastings to replace his payments under the disability insurance for the lesser of 24 months or the number of months remaining prior to December 11, 2013, the fifth anniversary of Mr. Hastings’ commencement of employment.

(4)	Under his two option agreements, if Mr. Hastings’ employment is terminated by the Company without “Cause” or if he terminates his employment for “Good Reason,” then his 2,712,500 Option shares will accelerate and fully vest. Based on the closing price of $1.11 per share of the Company’s common stock on June 30, 2009 and applicable SEC rules and regulations, Mr. Hastings would not have received any compensation with respect to such acceleration and vesting, because the market price of the Company’s Common Stock on such date was less than $1.20, the exercise price of the Options.

Daniel J. Samela

Benefit	Death or Disability	Termination for Cause	Termination Without Cause	Following a “Change in Control”
				Termination for Good Reason	Termination by Company Within 2 Years	Termination for Good Reason or by Company Following 2 Years
Severance Payment	$7,000 (1)	$7,000 (1)	$551,000 (2)	$558,000 (3)	$558,000 (3)	$187,000 (4)
Medical Coverage	0	0	0	$45,000	$45,000	0
Insurance Benefits	0	0	0	$22,362	$22,362	0
Equity Award Acceleration	0	0	0	0	0	0
Other Benefits	0	0	0	0	0	0
Total:	$7,000	$7,000	$551,000	$625,362	$625,362	$187,000

(1)	represents value of accrued unused vacation pay.

(2)	represents a severance payment of three times Mr. Samela’s current base salary and $5,000, which is the average of Mr. Samela’s bonus awarded during the prior three years.

(3)	represents $7,000 value of accrued unused vacation pay, a severance payment of three times Mr. Samela’s base salary and $5,000, which is the average of Mr. Samela’s bonus awarded during the prior three years.

(4)	represents a severance payment in an amount equal to Mr. Samela’s current base salary and $5,000, which is the average of Mr. Samela’s bonus awarded during the prior three years.

On July 31, 2009, MPAL ended the employment of Dr. Davies as MPAL’s CEO and General Manager, for reasons of redundancy. Under SEC rules, the table below sets forth only the termination benefits that were actually provided to Dr. Davies pursuant to his Employment Agreement with MPAL.

T. Gwynn Davies

Benefit	Termination by MPAL Without Cause
Severance Payment	$628,939 (1)
Medical Coverage	0
Insurance Benefits	0
Equity Award Acceleration	0
Other Benefits	0
Total:	$628,939

(1)	As of July 31, 2009, based on Dr. Davies 11 full years of service with MPAL since October 1997 and a TREC compensation total of $359,353 (or A$481,051), the total severance payment made to Dr. Davies was $628,939 (or A$841,840), comprised of three months termination notice period pay in lieu of A$120,263, one year’s TREC compensation and an additional amount of A$240,526, which is based on 33 weeks of credited service under Dr. Davies’ employment agreement, with the termination payment being capped at 78 weeks. For purposes of this table, all amounts shown were converted into U.S. dollars using an exchange rate of 1 Aus. dollar = $0.7471 which was the average of the daily Aus.$/U.S.$ exchange rates for the fiscal year ended June 30, 2009.

Compensation Committee Interlocks and Insider Participation

The only officers or employees of the Company or any of its subsidiaries, or former officers or employees of the Company or any of its subsidiaries, who participated in the deliberations of the Board concerning executive officer compensation during the fiscal year ended June 30, 2009 were Messrs. Hastings and Samela. Neither Mr. Hastings nor Mr. Samela participated in any discussions or deliberations regarding their own compensation.

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of options and rights under the Company’s existing equity compensation plan as of June 30, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)
Equity compensation plans approved by security holders	3,242,500	$1.25	1,787,500

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has engaged Deloitte & Touche LLP to serve as the Company’s registered independent public accounting firm to audit the Company’s accounts and records for the fiscal year ending June 30, 2010, and to perform other appropriate services. Shareholders are hereby asked to ratify the Board’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

We expect that a representative from Deloitte & Touche LLP will be present at the 2009 Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

Principal Accountant’s Fees and Services

During the fiscal years ended June 30, 2009 and June 30, 2008, the Company retained its current principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts.

Audit Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP for the review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audit of financial statements included in the Annual Report on Form 10-K for each of the fiscal years ended June 30, 2009 and June 30, 2008 were $566,698 and $587,857, respectively.

Audit-Related Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP in connection with the Company’s audit-related services during the fiscal years ended June 30, 2009 and June 30, 2008 were $77,994 and $4,913, respectively. During fiscal 2008, the services performed were related to advice and consultation regarding the design of internal controls over financial reporting at MPAL in preparation for compliance with Section 404 of the Sarbanes Oxley Act of 2002 which became applicable to the Company in fiscal 2008. The services performed in fiscal 2009 were related to: (a) advice and consultation on comment letters of the SEC received by the Company; (b) due diligence work with respect to the negotiation, execution and completion of the strategic investment by YEP in the Company pursuant to the Purchase Agreement with YEP; and (c) advice and consultation regarding the design of internal controls over financial reporting at MPAL in preparation for compliance with Section 404 of the Sarbanes Oxley Act of 2002.

Tax Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP for tax services during the fiscal years ended June 30, 2009 and June 30, 2008 were $36,590 and $42,589, respectively. During fiscal years 2008 and 2009, the services performed were related to U.K. tax planning and advice.

Pre-Approval Policies

Under the terms of its Charter, the Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may form and delegate authority to a subcommittee consisting of one or more members, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are to be presented to the Committee at its next scheduled meeting. All audit and non-audit services provided to the Company during the fiscal years ended June 30, 2008 and June 30, 2009 were pre-approved by the Audit Committee.

Vote Required for Approval

Approval of Proposal Two — the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010 — will require (1) the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter, and (2) the affirmative vote of a majority of the shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

OTHER MATTERS

If any other matters are properly presented to shareholders for a vote at the Annual Meeting, the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment.

The Board of Directors knows of no other matters which will be presented to shareholders for consideration at the Annual Meeting other than the matters referred to in Proposals 1 and 2.

SOLICITATION OF PROXIES

The entire expense of preparing and mailing this proxy statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors and solicitors, public relations, transportation and litigation) will be borne by the Company. In addition to the use of the mails, the Company or certain of its employees may solicit proxies by telephone, telegram and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. The Company has also retained American Stock Transfer & Trust Company (“AST”) to serve as the Inspector of Elections for the 2009 Annual Meeting. The fees payable to AST by the Company are not expected to exceed $7,000, plus reimbursement of AST’s mailing costs and expenses. The entire cost of the proxy solicitation will be borne by the Company.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

SHAREHOLDER PROPOSALS

Shareholders who intend to have a proposal included in the notice of meeting and related proxy statement relating to the Company’s 2010 Annual Meeting of Shareholders (which is assumed would be held on or about December 9, 2010) must submit the proposal on or before July 1, 2010.

Notice of Business to be Brought Before a Shareholders’ Meeting

If a shareholder wishes to present a proposal at the Company’s 2010 Annual Meeting of Shareholders and the proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the shareholder must give advance notice to the Company prior to one of two deadlines set forth in the Company’s By-Laws.

If a shareholder’s proposal relates to business other than the nomination of persons for election to the board of directors, Article II, Section 2.1 applies.

Article II, Section 2.1, of the Company’s By-Laws provides in part that,

“At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders. Notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 2.1, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting

(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b) the name and address, as they appear on the corporation’s books, of the stockholder intending to propose such business;

(c) the class and number of shares of the corporation which are beneficially owned by the stockholder;

(d) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business;

(e) any material interest of the stockholder in such business.”

To be timely under this By-Law, a shareholder proposal must be received no earlier than September 10, 2010, but no later than October 11, 2010, which is the time period not less than 60 days nor more than 90 days prior to December 9, 2010.

Nominations of Persons for Election to the Board of Directors

If a shareholder’s proposal relates to the nomination of persons for election to the board of directors, Article II, Section 2.2 applies.

Article II, Section 2.2 Notice of Stockholder Nominees of the Company’s By-Laws provides that,

Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.2. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ (70) notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 2.2, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

    Each such notice shall set forth:

(a)	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b)	a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c)	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

(d)	such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors.

To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to being named in a proxy statement and to serve as a director of the corporation if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

To be timely under this By-Law, a shareholder notice must be received no earlier than September 10, 2010, but no later than October 11, 2010, which is the time period not less than 60 days nor more than 90 days prior to December 9, 2010.

All shareholder proposals should be submitted to the Secretary of Magellan Petroleum Corporation at 7 Custom House Street, 3rd Floor, Portland, Maine 04101. The fact that a shareholder proposal is received in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements in the Company’s By-Laws and the proxy rules relating to such inclusion.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2009, AS AMENDED, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY, 7 CUSTOM HOUSE STREET, 3rd FLOOR, PORTLAND, ME 04101, ATTENTION: MR. DANIEL J. SAMELA.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

Edward B. Whittemore
Secretary

Dated: October 28, 2009

MAGELLAN PETROLEUM CORPORATION

ANNUAL MEETING OF SHAREHOLDERS — December 9, 2009

KNOW ALL MEN BY THESE PRESENTS, that the undersigned holder of shares of common stock of MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (hereinafter referred to as the Company) does hereby constitute and appoint William H. Hastings and Daniel J. Samela, or either of them, as proxies, with full power to act without the other and with full power of substitution, to vote the said shares of stock at the Annual Meeting of Shareholders of the Company to be held on Wednesday, December 9, 2009 at 1:00 P.M., local time, at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827, at any adjourned or postponed meeting or meetings thereof, held for the same purposes, in the following manner:

UNLESS DIRECTED TO THE CONTRARY BY SPECIFICATION IN THE SPACES PROVIDED, THE SAID INDIVIDUALS ARE HEREBY AUTHORIZED AND EMPOWERED BY THE UNDERSIGNED TO VOTE FOR PROPOSALS 1 AND 2 AND ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE, AND WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy must be signed exactly as the name appears herein. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer. Unless otherwise indicated on this proxy card or by accompanying letter, the undersigned represents that in executing and delivering this proxy he is not acting in concert with any other person for the purposes of Article Twelfth of the Company’s Restated Certificate of Incorporation as described in the Company’s proxy statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(Continued and to be signed on the other side)

RETURN OF PROXIES

WE URGE EACH SHAREHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.

    Please mark your votes as in this example:  ☑

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Election of two Class II Directors — To each serve a term of three years ending on the date of the Company’s 2012 Annual Meeting of Shareholders	FOR	WITHHELD

	Nominees: Donald V. Basso	☐	☐

	Robert J. Mollah	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2010.	☐	☐	☐

NAME OF SHAREHOLDER:

SIGNATURE                                                                                                                DATE

SIGNATURE                                                                                                                DATE

(IF HELD JOINTLY)

NOTE: Please sign this proxy as your name(s) appears above and return it promptly to American Stock Transfer & Trust Company, whether or not you plan to attend the meeting.